Exhibit 99.1

COLUMBIA TECH CENTER

LEASE

BY AND BETWEEN

COLUMBIA TECH CENTER, L.L.C.,

a Washington limited liability company

AND

THE NAUTILUS GROUP, INC.,

a Washington corporation

Nautilusfinal

Vancouver, WA

Table of Contents

1.	Term	1

2.	Delivery of Possession; ECR; Parking	1

3.	Rent	3

4.	Condition of Premises; Initial Improvements	3

5.	Use of the Premises	4

6.	Utilities	5

7.	Maintenance by Landlord	5

8.	Maintenance and Alterations by Tenant; Landlord’s Personal Property	5

9.	Outside Area; Outside Area Charges	6

10.	Taxes	7

11.	Insurance; Indemnification	8

12.	Property Damage	9

13.	Condemnation	10

14.	Assignment, Subletting and Other Transfers	10

15.	Tenant Default	11

16.	Landlord Default	12

17.	Surrender on Termination	12

18.	Regulations	13

19.	No Security; Access	13

20.	Notices	13

21.	Mortgage or Sale by Landlord; Estoppel Certificates	13

22.	Interest and Late Charges	15

23.	Liens	15

24.	Arbitration of Disputes – Attorneys Fees	15

25.	Inurement	16

26.	Landlord’s Liability	16

27.	Relationship	16

28.	Waiver of Right of Redemption	16

29.	No Accord and Satisfaction	16

30.	Corporate Authority	16

31.	Real Estate Brokers; Finders	16

32.	Force Majeure	17

33.	Construction and Interpretation	17

34.	Integrated Agreement; Modification	17

35.	Document Execution and Change	17

36.	Paragraph Headings; References	17

37.	Severability	17

38.	Governing Law	17

39.	Recordation	17

40.	Right to Cancel	18

41.	Right of First Opportunity to Lease Retail Space	18

42.	Purchase of the Premises	19

43.	Exhibits	19

Nautilusfinal

Page i	Vancouver, WA

LEASE

DATED:	November 23, 2004

BETWEEN:	COLUMBIA TECH CENTER, L.L.C.,
	a Washington limited liability company	LANDLORD

AND:	THE NAUTILUS GROUP, INC.,
	a Washington corporation	TENANT

Tenant wishes to lease from Landlord that certain approximately 482,538 net rentable square foot building shown as shaded on Exhibit A attached hereto and incorporated herein (the “Building”) together with that certain land shown on Exhibit A attached hereto and incorporated herein consisting of approximately 22.379 acres located in the City of Vancouver, County of Clark, State of Washington and more particularly described in Exhibit A-1 attached hereto and incorporated herein (the “Land”). The “Premises” shall include the Building and the Land.

1.	Term.

1.1. Initial Term. The term of this Lease shall commence on the first date as of which both parties hereto have executed this Lease (the “Lease Commencement Date”) and, unless extended as provided in Paragraph 1.2 or earlier terminated as provided in this Lease, shall continue through the last day of the one hundred twentieth (120th) full calendar month following the Rent Commencement Date as defined in Paragraph 3.2 (as used herein, the “Initial Term”). The Initial Term, together with any Extension Term (as defined in Paragraph 1.2), if any, may be referred to herein as the “Term” or the “Lease Term.” Upon the written request of either party, Landlord and Tenant shall execute a supplemental agreement setting forth the Lease Commencement Date, Rent Commencement Date and expiration date of this Lease.

1.2. Options to Extend Term. Subject to the condition that Tenant shall not, at the time of exercise of the Extension Option (as defined below) or at the time of commencement of the Extension Term, be in default of any of the terms of this Lease for which notice has been received and the time for curing such default has expired, Tenant is hereby granted the option (the “Extension Option”) to extend the Initial Term for one (1) successive period of ten (10) years (the “Extension Term”), such Extension Term to commence (if at all) on the day following the expiration of the Initial Term of this Lease. Tenant must exercise the option to renew for the Extension Term by delivering irrevocable written notice of such election to Landlord at least eighteen (18) months prior to the expiration of the Initial Term. Any such extension of this Lease shall be upon the same terms and conditions as this Lease except that the Base Rent during the Extension Term will be as set forth in Paragraph 3.1. In the event Tenant fails to timely exercise the Extension Option, Tenant’s right to extend this Lease for the Extension Term shall not be extinguished until Landlord delivers written notice to Tenant notifying Tenant that it has failed to timely exercise the Extension Option and Tenant fails to exercise the Extension Option by providing written notice to Landlord within thirty (30) days following Tenant’s receipt of Landlord’s notice.

2.	Delivery of Possession; ECR; Parking.

2.1. Delivery of Possession. Delivery of exclusive possession of the Building to Tenant shall occur when Landlord has substantially completed Landlord’s Work (as such capitalized term is defined in Exhibit E attached hereto and incorporated herein), including completion and activation of all communications systems, utilities, and interior elevator service to the extent part of Landlord’s Work. Prior to completion of Landlord’s Work, Landlord, upon Tenant’s request, shall deliver non-exclusive possession of portions of the Premises to Tenant at Tenant’s request (“Partial Early Possession”) for storage and office uses and during such occupancy by Tenant all terms and conditions of this Lease shall be in full force and effect, including, without limitation, Tenant’s insurance and indemnity obligations set forth in Paragraph 11 and Section 1.2.4 of Exhibit E.

Nautilusfinal

Page 1	Vancouver, WA

Notwithstanding the foregoing, Tenant shall not be obligated to pay Rent during the period of Partial Early Possession.

2.2. ECR.

2.2.1. Tenant acknowledges and agrees that this Lease and Tenant’s rights hereunder, are subject to those matters of record recorded against the Land and listed on Exhibit D attached hereto and made a part hereof (the “Permitted Title Exceptions”), such Permitted Title Exceptions to included, without limitation, the terms and conditions of (i) that certain Master Declaration of Covenants, Conditions, Restrictions and Easements for Columbia Tech Center dated January 5, 1997 and recorded as Instrument No. 9701170005 on January 17, 1997 in the records of Clark County, Washington, as amended by Amendment to Master Declaration of Covenants, Conditions, Restrictions and Easements for Columbia Tech Center dated July 30, 2002 and recorded as Instrument No. 3500189 on August 13, 2002 in the Records of Clark County, Washington, and also as amended by Second Amendment to Master Declaration of Covenants, Conditions, Restrictions and Easements for Columbia Tech Center dated August 12, 2002, and recorded as Instrument No. 3500390 on August 13, 2002, in the records of Clark County, Washington (as so amended, the “Master Covenants”); and (ii) that certain Development Agreement between Columbia Tech Center, L.L.C., a Washington limited liability company, and the City of Vancouver, Washington, a Washington municipal corporation, as recorded in the records of Clark County, Washington as Instrument No. 3305320, as amended by Addendum to Development Agreement recorded in the records of Clark County, Washington on March 26, 2003 as Auditor’s File Number 3608344, and also as amended by Second Addendum to Development Agreement recorded in the records of Clark County, Washington as Auditor’s File Number 3667929 (together with the Master Covenants, the “ECR”) as such ECR may be amended from time to time. Landlord has previously delivered copies of the Permitted Title Exceptions to Tenant.

2.2.2. Tenant shall indemnify, protect and hold Landlord harmless from and against any and all losses, costs, actions, claims, expenses (including reasonable attorneys’ fees) and liabilities arising out of or related to any act or omission by Tenant or its sublessees, concessionaires or licensees (whether or not said act or omission is consented to by Landlord) which constitutes a violation of the ECR or puts Landlord in violation of the ECR.

2.3. Parking; Access.

2.3.1. Tenant shall have the exclusive right to park in the parking spaces on the Land shown as shaded on Exhibit B attached hereto and incorporated herein (the “Exclusive Parking Area”). Tenant shall have the right to designate employee parking areas and visitor parking areas and to promulgate and enforce reasonable rules and regulations with respect to the use of such parking areas (“Exclusive Parking Rules and Regulations”). Any signs or notices posted on the Premises relating to the Exclusive Parking Rules and Regulations shall be reasonably approved by Landlord prior to installation or posting by Tenant. Tenant shall indemnify and defend Landlord from any and all losses, costs, actions, claims, expenses (including reasonable attorneys’ fees) and liabilities arising out of Tenant’s enforcement of the Exclusive Parking Rules and Regulations, including, without limitation, the towing of any vehicles by or on behalf of Tenant.

2.3.2. Tenant shall have the non-exclusive right to park in the parking spaces on the Land shown as cross-hatched on Exhibit B (the “Shared Parking Area”). The portion of the Shared Parking designated on Exhibit B as “After Hours Parking” shall only be available for use by adjacent tenants, owners, invitees and occupants of Columbia Tech Center between the hours of 5:00 p.m. and 5:00 a.m. weekdays, and all day and night on Saturday and Sunday. Landlord shall promulgate and enforce reasonable rules and regulations with respect to the use of such parking area (the “Shared Parking Rules and Regulations”). Landlord shall indemnify and defend Tenant from any and all losses, costs, actions, claims, expenses (including reasonable attorneys’ fees) and liabilities arising out of Landlord’s enforcement of the Shared Parking Rules and Regulations, including without limitation the towing of any vehicles by Landlord. Landlord’s reasonable, good faith estimate of the cost of repairing and maintaining the Shared Parking Area (including the cost of lighting the Shared Parking Area but excluding the cost of real property taxes and insurance relating to the Shared Parking Area) shall be deducted from the Outside Area Charges as such capitalized term is defined in Paragraph 9.3.1.

Nautilusfinal

Page 2	Vancouver, WA

2.3.3. On or before the date which is sixty (60) days after the Lease Commencement Date, Landlord shall prepare and record a Declaration of Easement in form and substance reasonably acceptable to Landlord and Tenant (the “Access Easement”), providing for non-exclusive vehicular and pedestrian access to and from the Premises substantially in the areas shown on Exhibit B-1 attached hereto and incorporated herein. The Access Easement shall also provide (i) for Landlord’s installation, maintenance and repair of the landscaping, signage and other improvements made by Landlord to the Main Access Area (as such capitalized term is defined in Paragraph 9.1) pursuant to this Lease, and (ii) for reimbursement by Tenant of an equitable portion of Landlord’s costs of insurance and maintenance relating to the Access Easement areas (including without limitation the Main Access Area).

3.	Rent.

3.1. Base Rent During Lease Term. During the Lease Term, Tenant shall pay as base rent for the Premises (“Base Rent”) the following sums:

Period of Lease Term:	Annual Base Rent:

Commencing on the Rent Commencement Date and continuing through the last day of the Initial Term:	$1,900,000
Commencing on the first (1st) day of the Extension Term and continuing through the last day of the Extension Term:	$2,090,000

3.2. Rent Commencement Date; Payment of Rent. Tenant’s obligation to pay Base Rent, Outside Area Charges (as defined in Paragraph 9.3.1), Landlord’s Insurance (as defined in Paragraph 11.1) and Real Property Taxes (as defined in Paragraph 10) shall commence on the date Landlord delivers exclusive possession of the Building to Tenant for Tenant’s occupancy pursuant to Paragraph 2.1 (the “Rent Commencement Date”). All payments of Base Rent shall be paid in advance in United States dollars on the first day of each month without demand, deduction or set-off. Base Rent, Outside Area Charges, Landlord’s Insurance and Real Property Taxes applicable to any partial month during the Lease Term shall be prorated to reflect the number of days during the partial month that the Lease Term is in effect. Except as specifically provided in this Paragraph 3.2 or otherwise in this Lease, all Rent payable under this Lease is payable in advance on the first day of each calendar month in immediately available funds without demand, deduction or setoff.

3.3. Rent. As used in this Lease, the term “Additional Rent” shall mean all sums payable hereunder other than Base Rent. Base Rent, together with Additional Rent, may be referred to herein as “Rent.”

4.	Condition of Premises; Initial Improvements.

4.1. Condition of Premises. Subject to the limitations set forth in the last sentence of this Paragraph 4.1, Landlord hereby represents and warrants to Tenant that as of the date Landlord delivers possession of the Premises to Tenant for Tenant’s occupancy pursuant to Paragraph 2.1 the Premises (i) are in good condition subject to normal wear and tear (except all portions of the Premises improved by Landlord’s Work shall be in good condition), (ii) are habitable for Tenant’s Required Use with issuance of a temporary or permanent Certificate of Occupancy, (iii) are not, to the best of Landlord’s actual knowledge, in violation of any applicable code, regulation, ordinance or law which would make the Premises uninhabitable for Tenant’s Required Use, (iv) are properly zoned for Tenant’s Required Use and the Required Use does not violate or conflict with the ECR, and (v) do not, to the best of Landlord’s actual knowledge, contain asbestos, mold, or other similar conditions hazardous to health in quantities in violation of applicable Environmental Laws (as such capitalized term is defined below). If Tenant discovers within the twenty-four (24) month period following the Rent Commencement Date that the representations set forth in (iii) or (v) above are untrue and notifies Landlord of same in writing within such time period, Landlord shall commence to correct the violating condition or conditions and diligently pursue same to completion. As used herein, the term “Environmental Laws” shall mean any and all federal, state, or local laws, statutes, rules, regulations, ordinances, or judicial or administrative decrees or orders relating to: (a) health, safety or environmental protection; (b) the emissions, discharges, releases or threatened releases of pollutants, contaminants or toxic or hazardous materials into the environment (including, without

Nautilusfinal

Page 3	Vancouver, WA

limitation, ambient air, surface water, ground water or subsurface strata); or (c) the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of, or exposure to pollutants, contaminants or toxic or hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC §9601 et seq. (“CERCLA”), as amended and judicially and administratively interpreted through the date hereof, and all regulations promulgated thereunder as of such date.

4.2. Initial Improvements to Premises. Landlord and Tenant agree that Landlord shall construct (i) all initial improvements to the Building, (ii) all initial improvements to the Land, (iii) all initial improvements to the “Main Access Area” (as such area is defined in Paragraph 9.1) and (iv) any signage to be located on or about the Premises, all in accordance with Exhibit E. All portions of Landlord’s Work shall be constructed by Landlord in accordance with the Improvement Plans (as such capitalized term is defined in Exhibit E).

4.3. Performance of Landlord’s Work. Within fifteen (15) days following the last to occur of (i) the approval of the final Improvement Plans by Landlord and Tenant, and (ii) receipt by Landlord of the Permits (as such capitalized term is defined in Exhibit E) Landlord shall commence the construction of Landlord’s Work, and shall diligently prosecute Landlord’s Work to completion.

5.	Use of the Premises.

5.1. Required Use. Tenant shall use the Premises solely for general office, sales office, administrative office, light manufacturing, testing, research and development, refurbishment and remanufacturing of products, and storage and warehousing related to such office uses (the “Required Use”) and for no other purposes whatsoever without Landlord’s consent, which shall not be unreasonably withheld or conditioned, provided, however, that it shall not be unreasonable for Landlord to withhold consent to any change in use that violates the ECR.

5.2. Prohibited Use. Tenant shall not conduct any sidewalk sale, auction, distress sale, or going-out-of-business sale on the Premises, nor publish any advertisement for any such sale at the Premises, without the prior written consent of Landlord. Tenant shall not use the Premises in any way that would create a nuisance or cause the cancellation of any insurance policy covering the Premises, nor shall Tenant allow any objectionable liquid, noise or vibration to be emitted from the Premises. Furthermore, Tenant covenants and agrees that it shall not include or permit in the use of the Premises any of the following uses, whether incidental to the use of the Premises or otherwise: (i) any use prohibited by the ECR; (ii) operation of a health club or gym except a gym or health club in the Building for the exclusive use of Tenant’s employees and family of employees; or (iii) any institutional use (by way of example, but not by way of limitation, uses such as hospitals, schools and governmental offices).

5.3. Compliance with Laws. Tenant shall comply with all applicable laws, ordinances, and regulations of any governmental or other regulatory authority in connection with its use and occupancy of the Premises, including, without limitation, with respect to any repair, replacement or maintenance obligations Tenant has under this Lease or with respect to any Alterations (as such capitalized term is defined in Paragraph 8.2). Landlord certifies that as of the completion of Landlord’s Work all portions of the Premises improved or modified, or both, by Landlord’s Work shall comply with the requirements of the Americans with Disabilities Act of 1990, as amended (the “ADA”) to the extent required for obtaining a permanent Certificate of Occupancy for use of the Premises for the Required Use.

5.4. Machinery. Tenant shall install in the Building only such machinery as is customary for Tenant’s Required Use and shall not overload the floors or electrical circuits of the Premises. Landlord shall have the right to approve in advance the installation of any power-driven machinery not customary for Tenant’s Required Use. Landlord may select a qualified electrician whose opinion will control regarding electrical circuits and a qualified engineer or architect whose opinion will control regarding floor loads.

5.5. Signs. No signs, awnings or other apparatus shall be painted on or attached to any exterior portion of the Premises without Landlord’s prior written approval as to design, size, location, and color, such consent not to be unreasonably withheld or delayed. All exterior signs installed by Tenant shall be removed upon termination of this Lease and Tenant shall repair any damage caused by such removal. Landlord, as part of the Improvement Plans, shall construct a

Nautilusfinal

Page 4	Vancouver, WA

monument sign in the Main Access Area and at the entrance to the Land from Tech Center Drive (the “Tenant Monument Signs”). The Tenant Monument Signs shall be located in the area noted on Exhibit B as “Tenant Monument Sign Areas” and shall be constructed in a manner consistent with the Landlord Work described on Exhibit E. Tenant may construct lobby, floor lobby, elevator, common area and other interior signage as it desires, and may alter, add or remove interior signage in its sole discretion.

6.	Utilities.

6.1. General. As of the Rent Commencement Date, Tenant shall make all arrangements and pay all usage charges for electricity, water, gas, telephone and other utility services to be furnished to the Premises during the Lease Term. Landlord shall have no liability resulting from any interruption of utility services caused by force majeure (as described in Paragraph 32), the making of necessary repairs, or any other cause beyond Landlord’s reasonable control, and no such failure or interruption shall entitle Tenant to terminate this Lease.

6.2. Mandated Reduction. Tenant and Landlord shall comply with all government laws or regulations regarding the use or reduction of use of utilities on the Premises.

7.	Maintenance by Landlord.

7.1. Landlord Obligations. Landlord shall repair and maintain the Building structure, foundation, roof structure, gutters, downspouts, and those portions of the electric, cable, fiber optic, telephone, plumbing, sewage and other utility lines located outside the exterior walls of the Building. Landlord shall also repair or overlay the asphalt in the portion(s) of the Premises and Main Access Area improved with asphalt paving, replace the Building roof membrane when reasonably determined by Landlord to require replacement, and shall be obligated one time and one time only during the Initial Lease Term to repaint the exterior of the Building when requested by Tenant and one time during the Extension Term. Landlord shall otherwise have no repair or maintenance obligations whatsoever under this Lease with respect to any portion of the Building. Landlord’s repair and maintenance obligations under this Paragraph 7.1 shall be at Landlord’s expense, except that the cost of clearing any blockages of the sewer lines caused by Tenant and the cost of cleaning and clearing any grease separator or similar grease trap devices shall be Tenant’s responsibility.

7.2. Performance. Landlord shall have the right to erect scaffolding and other apparatus necessary for the purpose of making required repairs. Landlord shall have no liability for failure to perform required maintenance and repair unless notice of the needed maintenance or repair is given by Tenant and Landlord fails to remedy the problem within a reasonable time. Landlord shall have no liability for interference with Tenant’s use of the Premises in connection with such repairs and installations provided these are performed in a manner so these are maintained with a reasonable minimum of interference to Tenant. Subject to the preceding provisions of this Paragraph 7.2 and the provisions of Paragraphs 12 and 16, Tenant shall have no claim against Landlord for any interruption or reduction of services or interference with Tenant’s occupancy and no such interruption or reduction shall be construed as a constructive or other eviction of Tenant.

8.	Maintenance and Alterations by Tenant; Landlord’s Personal Property.

8.1. Tenant Obligations. Except to the extent specifically provided in the first sentence of Paragraph 7.1 and Paragraph 9 with respect to the Outside Area (as such capitalized term is defined in Paragraph 9.1) Tenant shall repair, replace and maintain the entire Premises and all portions thereof (including without limitation Landlord’s Personal Property as such capitalized term is defined in Paragraph 8.3) in neat, clean, and good condition at all times and shall repair and replace all damage to the Premises (including without limitation the Building and Landlord’s Personal Property) caused by Tenant. After the Rent Commencement Date, Tenant shall replace all broken glass in the Building with glass of the same quality.

8.2. Alterations. Tenant shall not make any alterations, additions, or improvements (singularly, “Alteration” and collectively, “Alterations”) (i) to the exterior of the Building or which would be visible from the exterior of the Building, (ii) to the foundation or structure of the Building, (iii) to the Land, (iv) to any major plumbing, mechanical or electrical system serving the Building, (v) to the roof of the Building which would require the penetration of the roof membrane, or (vi) to any non-structural interior portion of the Building if such Alteration equals or exceeds $100,000 in

Nautilusfinal

Page 5	Vancouver, WA

estimated cost for any given project, in each instance without Landlord’s prior written consent, which consent Landlord may not unreasonably withhold or delay. Except as prohibited in (iv) above with regard to any Alteration relating to major plumbing, mechanical or electrical system serving the Building, Tenant may make Alterations to the interior of the Building costing less than $100,000 for any given project without Landlord’s consent. Any such Alterations, except for Alterations to unattached movable trade fixtures, shall at once become part of the realty and belong to Landlord unless the terms of the applicable consent provide otherwise. Upon completion of any Alterations, Tenant shall provide Landlord with an updated copy of the original Improvement Plans marked as appropriate to reflect the new, as-built condition following completion of the Alterations.

8.3. Landlord’s Personal Property. Landlord owns certain systems furniture, cafeteria equipment and furnishings, security equipment and other furniture, fixtures and equipment located in the Building (“Landlord’s Personal Property”) all of which is more particularly described on Exhibit G attached hereto and incorporated herein. Tenant acknowledges and agrees that Landlord’s Personal Property will be left in the Building for Tenant’s use subject to the maintenance obligations and insurance obligations herein. Tenant shall not sell, encumber or dispose of Landlord’s Personal Property or remove Landlord’s Personal Property from the Building; however Tenant may designate an area in the basement of the Building for storage of Landlord’s Personal Property and relocate same to such area so long as such storage area is reasonably organized and inventoried by Tenant.

9.	Outside Area; Outside Area Charges.

9.1. Outside Area. As used in this Lease, “Outside Area” means all portions of the Land outside the footprint of the Building, plus the “Main Access Area” (as such Main Access Area is shown on Exhibit B-1, but excluding (i) the area shown on Exhibit A-2 attached hereto and incorporated herein as the “Outside Athletic Area,” and (ii) the area shown on Exhibit A-2 as the “Loading Dock Area.” The “Outside Area” is more particularly shown on Exhibit A-2. The Outside Area shall include, without limitation except as set forth in the preceding sentence, all vehicle parking spaces or areas, roads, traffic lanes, driveways, sidewalks, pedestrian walkways, landscaped areas, signs, service delivery facilities, utility facilities and all other areas on the Land as may from time to time exist.

9.2. Landlord’s Obligation to Maintain Outside Area. Landlord, subject to reimbursement by Tenant on a monthly basis pursuant to Paragraphs 9.3.1 and 9.3.2 below, shall keep the Outside Area neat, clean and free of trash and other debris and shall maintain the Outside Area at all times during the Lease Term in a state of good condition and repair.

9.3. Payment of Outside Area Charges.

9.3.1. Reimbursement By Tenant. Tenant shall reimburse Landlord for (i) all amounts paid by Landlord for the maintenance, repair and operation of the Outside Area during the Lease Term (as such amounts may be prorated hereunder) and (ii) all Assessments (as such capitalized term is defined in the ECR) charged to the Land pursuant to the ECR, and (iii) an annual management fee equal to one percent (1%) of the annual Base Rent (all such charges shall be known as the “Outside Area Charges”). Such Outside Area Charges shall include gardening, landscaping, restriping, painting, replacements, repairs, lighting, utilities paid by Landlord relating to such Outside Area, cleaning, sweeping, trash removal, replacement of equipment, fire protection, security (subject to Paragraph 19.1) and such other costs which Landlord deems necessary or appropriate for the maintenance, repair and operation of the Outside Area. Outside Area Charges shall not include (a) the wages or salaries of any of Landlord’s employees or managers involved in the management or supervision of the maintenance, repair and operation of the Outside Area, (b) the cost of repairing and replacing the asphalt paving in the Outside Area, or (c) the costs of repairing, maintaining and lighting the Shared Parking Area described in Paragraph 2.3.2.

9.3.2. Estimate Of Outside Area Charges. At any time during the Lease Term, but in no event more than once in any calendar year, Landlord may give to Tenant a written estimate (or a revised estimate) of the Outside Area Charges for the balance of the current calendar year or the next succeeding calendar year. In such event, Tenant shall pay to Landlord such initial (or revised) estimated amount in equal monthly installments, or other periodic installments as may be specified by Landlord, in advance, as Additional Rent during the specified calendar year or portion thereof. Within ninety (90) days after the end of each calendar year or as soon thereafter as is reasonably practical (and after the date of expiration or sooner termination of this Lease), Landlord shall furnish

Nautilusfinal

Page 6	Vancouver, WA

to Tenant a statement showing in reasonable detail the Outside Area Charges paid by Landlord for the operation, maintenance, and repair of the Outside Area during such calendar year (or portion thereof prior to the expiration or sooner termination of this Lease); within thirty (30) days after Tenant actually receives such statement, the parties shall make any payment or allowance necessary to adjust the total of Tenant’s estimated payments to the correct amount Outside Area Charges as shown by such statement.

9.3.3. Audit. Upon reasonable advance notice to Landlord, at any time during the Lease Term and for a period of two (2) years after the expiration or earlier termination of this Lease, Tenant or its authorized agents shall have the right to examine and audit Landlord’s books, records, papers, and documents showing the Outside Area Charges during normal business hours at an office of Landlord; provided, however, that Tenant shall not retain any third party auditor on a contingency fee basis to perform any such audit or inspection. Notwithstanding the foregoing, Landlord shall be required to make such records available for inspection for a period of no more than two (2) years after the expiration of the calendar year to which they relate. Tenant shall keep such information confidential. Tenant shall pay all costs in connection with any audit by Tenant, unless Landlord’s billing of Outside Area Charges to Tenant exceeds the amount that Landlord is entitled to charge Tenant by more than five percent (5%), in which event the reasonable cost of such audit shall be borne by Landlord. In addition, each party shall immediately pay to the other party any and all sums shown by the audit to be owed to the other party.

10.	Taxes.

10.1. General. Tenant shall pay, at least ten (10) days prior to delinquency, any and all taxes and assessments that may be assessed or levied on or against any of Tenant’s personal property, fixtures or equipment placed on or in the Premises. In addition, Tenant shall directly pay to the tax assessor, prior to delinquency, all Real Property Taxes (as defined below). As used herein, “Real Property Taxes” shall mean all taxes and assessments, special or otherwise, use or occupancy or similar taxes, levied against the Premises (including without limitation, the Shared Parking Area, the Building and all other improvements to the Premises) that are required to be paid by law, or any other tax, fee or excise of any kind imposed on Landlord in lieu of existing or additional real property taxes and assessments levied against the Land (including without limitation the Building and all other improvements to the Land), and shall include the cost of contesting the amount or validity of any of the aforementioned Real Property Taxes. If Landlord has not obtained a separate tax parcel for the Premises as of the Rent Commencement Date, Landlord’s reasonable, good faith determination of the allocation of Real Property Taxes prorated for the time period between the Rent Commencement Date and the date that the separate tax parcel is obtained shall be reimbursed to Landlord by Tenant. Notwithstanding the foregoing, at such time as a separate tax parcel is obtained, Landlord shall reconcile Tenant’s prior payments against actual information relating to the separate tax parcel and promptly refund any overpayment made by Tenant based upon Landlord’s allocation. Tenant’s liability with respect to tax and assessment allocation by Landlord shall be prorated on the basis of a 365-day year. Tenant shall so reimburse Landlord within thirty (30) days after receipt of a statement of the amount due from Landlord. Tenant shall not be obligated to pay any portion of any penalty for delinquent payment by Landlord of such taxes and assessments, unless Tenant fails to reimburse Landlord within the time limit and as otherwise provided in this Paragraph 10.1.

10.2. Additional Levies. If at any time during the Lease Term any governmental authority levies or assesses against Landlord or the Premises a tax, fee or excise on (i) rents (or any other sums payable by Tenant to Landlord hereunder) or on Landlord’s receipt of rent or such other sums, (ii) the square footage of the Premises, (iii) the act of entering into this Lease, or (iv) the occupancy of Tenant, or levies or assesses against Landlord any other tax, fee or excise, however described, including a so-called value added tax, as a direct substitution in whole or in part for, or in addition to, any real property taxes and assessments (collectively, “Additional Levies”), then Tenant shall reimburse Landlord, within thirty (30) days after receipt of a written statement showing the amount of any such tax, fee or excise, all amounts paid by Landlord on account of any of the foregoing. Landlord and Tenant intend this Paragraph 10.2 to require Tenant to pay, and Tenant shall pay, all taxes, assessments, levies and other charges, regardless of how they are designated, arising out of Tenant’s occupancy of the Premises, or which are attributable to the Premises, or for which Landlord is responsible as owner of the Premises by law (excluding any general income taxes, gift taxes,

Nautilusfinal

Page 7	Vancouver, WA

franchise taxes, inheritance taxes, succession taxes, excess profits taxes and estate taxes imposed upon Landlord).

10.3. Contest of Taxes and Additional Levies by Tenant. Notwithstanding any other provision of this Lease, Tenant may, at its expense and in its own name, contest any Real Property Taxes or Additional Levies by appropriate proceedings diligently conducted in good faith, provided Tenant has deposited with Landlord (or provided other reasonably adequate security for) the amount so contested and unpaid which shall be held by Landlord until the termination of the proceedings, at which time the amount(s) (or other security) deposited shall be applied by Landlord toward the payment of the items held valid, and any excess shall be returned to Tenant. Tenant agrees to indemnify and hold harmless Landlord from and against any cost, damage or expense in connection with such proceedings.

10.4. Contest of Taxes and Additional Levies by Landlord. Provided that Tenant is not contesting any Real Property taxes or Additional Levies pursuant to Paragraph 10.3, Landlord may, in its own name, contest any Real Property Taxes or Additional Levies by appropriate proceedings diligently conducted in good faith. Unless Tenant agrees in writing to release Landlord from liability with respect to such proceedings and to pay for the cost of such proceedings, Landlord agrees to indemnify and hold harmless Tenant from and against any cost, damage or expense in connection with such proceedings undertaken by Landlord.

11.	Insurance; Indemnification.

11.1. Landlord Insurance. All insurance carried by Landlord pursuant to this Paragraph 11.1 shall be referred to in this Lease as “Landlord’s Insurance.” Landlord shall keep the Building insured against fire and other risks covered by a Causes of Loss – Special Form Property Insurance Policy written on ACORD form CP1030 (or equivalent) in the full replacement value thereof, such policy to have a deductible in an amount reasonably acceptable to Landlord and such policy to be issued by an insurer authorized to issue insurance in the State of Washington. Landlord may, at Landlord’s option, cause such policy to be endorsed to cover the peril of earthquake if the Causes of Loss – Special Form Property Insurance Policy does not include such coverage. Landlord shall also carry Commercial General Liability Insurance on an occurrence basis with initial combined single limits of not less than One Million Dollars ($1,000,000) together with Umbrella Liability Insurance in the following form with initial combined single limits of not less than Four Million Dollars ($4,000,000) (or in such combination of Commercial General Liability Insurance and Umbrella Liability Insurance as is determined by Landlord to be appropriate, but in no event less than Five Million Dollars ($5,000,000) total combined single limits). Landlord’s insurance shall be issued by an insurer or insurers with an A.M. Best Financial Strength Rating of A- or greater and an A.M. Best Financial Size Rating of Class VII or greater. The initial amounts of Landlord’s liability insurance shall be subject to periodic increase based upon inflation or increased liability awards. Tenant shall be named an additional insured on Landlord’s liability insurance for the Premises with respect to the matters which are the subject of Tenant’s indemnity of Landlord contained in this Lease. Tenant shall reimburse Landlord on an annual basis within thirty (30) days after receipt from Landlord of a billing for the costs of Landlord’s Insurance as it applies to the Premises.

11.2. Tenant Insurance. Tenant shall keep all of Tenant’s insurable personal property, fixtures and equipment on the Premises and Landlord’s Personal Property on the Premises insured against fire and other risks covered by a Causes of Loss – Special Form Property Insurance Policy written on ACORD form CP1030 (or equivalent) in the full replacement value thereof, such policy to have a deductible in an amount reasonably acceptable to Tenant and such policy to be issued by an insurer authorized to issue insurance in the State of Washington. Tenant shall also carry Commercial General Liability Insurance on an occurrence basis with initial combined single limits of not less than One Million Dollars ($1,000,000) together with Umbrella Liability Insurance in following form with initial combined single limits of not less than Four Million Dollars ($4,000,000) (or in such combination of Commercial General Liability Insurance and Umbrella Liability Insurance as is determined by Tenant to be appropriate, but in no event less than Five Million Dollars ($5,000,000) total combined single limits). Tenant’s insurance shall be issued by an insurer or insurers with an A.M. Best Financial Strength Rating of A- or greater and an A.M. Best Financial Size Rating of Class VII or greater. The initial amounts of Tenant’s liability insurance shall be subject to periodic increase based upon inflation, increased liability awards and other relevant factors. Landlord, Landlord’s mortgagee of the Premises (if any) and Landlord’s managing agent (if

Nautilusfinal

Page 8	Vancouver, WA

any) shall be named as an additional insured on Tenant’s required liability insurance with respect to the matters which are the subject of Tenant’s indemnity of Landlord contained in this Lease. Tenant’s required insurance shall be evidenced to Landlord by a certificate delivered to Landlord stating that the coverage shall not be canceled without thirty (30) days advance written notice to Landlord. Tenant shall have no obligation to name Landlord’s mortgagee or Landlord’s managing agent as an additional insured until Tenant shall have been given notice of the existence of such parties and the proper names and addresses to be used for such purpose. Tenant shall ensure that any of Tenant’s general contractors and all subcontractors keep liability insurance in force which conforms to the applicable provisions of this Paragraph 11.2.

11.3. Indemnification. Except to the extent waived by Paragraph 11.4:

11.3.1. Tenant shall indemnify, defend and hold harmless Landlord from any claim, loss or liability arising out of or related to any action or inaction of Tenant or its employees, contractors, agents or invitees (including, without limitation, any breach by Tenant of this Lease) or any condition of the Premises in the possession or under the control of Tenant. In the event any action is brought against Landlord by reason of any such claim, Tenant shall resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord upon Landlord’s demand, or if Tenant’s liability insurer(s) are providing the defense, by counsel chosen by such insurer(s). Landlord shall have no liability to Tenant for any injury, loss or damage caused by third parties, or by any condition of the Premises, except to the extent caused by Landlord’s gross negligence or willful misconduct, or Landlord’s default under this Lease which continues beyond any applicable notice and cure periods.

11.3.2 Landlord shall indemnify, defend and hold harmless Tenant from any claim, loss or liability arising out of or related to Landlord’s (including for this purpose Landlord and its employees, contractors, agents and invitees) gross negligence or willful misconduct, or Landlord’s default under this Lease which continues beyond any applicable notice and cure periods. In the event any action is brought against Tenant by reason of any such claim, Landlord shall resist or defend such action or proceeding by counsel reasonably satisfactory to Tenant upon Tenant’s demand, or if Landlord’s liability insurer(s) are providing the defense, by counsel chosen by such insurer(s).

11.3.3 The obligations under this Paragraph 11.3 shall survive termination of this Lease.

11.4. Waiver of Subrogation. Landlord and Tenant each hereby releases the other, and the other’s partners, officers, directors, members, agents and employees, from any and all liability and responsibility to the releasing party and to anyone claiming by or through it or under it, by way of subrogation or otherwise, for all claims, or demands whatsoever which arise out of damage or destruction of property occasioned by perils which can be insured by a “special form” and/or “special coverage” insurance form, including endorsements extending coverage to the perils of earthquake and flood. Landlord and Tenant grant this release on behalf of themselves and their respective insurance companies and each represents and warrants to the other that it is authorized by its respective insurance company to grant the waiver of subrogation contained in this Paragraph 11.4. This release and waiver shall be binding upon the parties whether or not insurance coverage is in force at the time of the loss or destruction of property referred to in this Paragraph 11.4.

12.	Property Damage.

If fire or other casualty causes damage to the Premises in an amount exceeding thirty (30%) percent of the full construction-replacement cost of the Premises, (i) Landlord may elect to terminate this Lease as of the date of the damage by notice in writing to Tenant within sixty (60) days after such date; and (ii) Tenant may elect to terminate this Lease if such damage occurs during the last twenty-four (24) months of the Lease Term as may be extended pursuant to Paragraph 1.2, provided that Tenant provides written notice of such termination to Landlord within sixty (60) days after the date of the damage. If this Lease is not terminated by either party as provided for in this Paragraph 12 or if any casualty causes damage to the Premises in an amount equal to or less than thirty percent (30%) of the full construction-replacement cost of the Premises, Landlord shall promptly repair the damage and restore the Premises to their condition immediately preceding the casualty (after giving effect to the improvements included in the Improvement Plans), as soon as

Nautilusfinal

Page 9	Vancouver, WA

practicable. Base Rent shall be reduced during the period to the extent the Premises are not reasonably usable for the Required Use because of such damage and required repairs.

13.	Condemnation.

If a condemning authority takes for a public or quasi-public use (or Landlord sells in lieu of a taking under threat of a taking) the entire Premises or any substantial part of the Premises that would in the reasonable judgment of Tenant prevent or interfere materially with the Required Use, then either party may elect to terminate this Lease effective on the date that possession is taken by the condemning authority. Otherwise, Landlord shall proceed as soon as practicable following the taking to restore the remainder of the Premises to the extent reasonably practicable in order to accommodate the Required Use. Rent shall be reduced during the period of restoration to the extent the Premises are not reasonably usable by Tenant. Base Rent shall be reduced for the remainder of the Term in an amount proportionate to the reduction in area of the Building caused by the taking, with a greater deduction for the condemnation of office space and a lesser deduction for the condemnation of warehouse space, in an amount to be determined at the time of condemnation through good faith negotiation of the parties. All condemnation proceeds shall belong to Landlord and Tenant shall have no claim against Landlord as a result of such condemnation, provided that nothing shall prevent Tenant from maintaining a separate claim for the value of improvements made at Tenant’s expense, the value of Tenant’s purchase rights pursuant to Exhibit F, and for the Tenant’s personal property taken and relocation expenses.

14.	Assignment, Subletting and Other Transfers.

14.1. General. Neither this Lease nor any part of the Premises may be assigned, mortgaged, subleased or otherwise transferred, nor may a right of use of any portion of the Premises be conferred on any person or entity by any other means, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed; provided, however, that Tenant may assign, transfer or sublease this Lease to any Affiliate (defined below) without such consent. For the purposes of this Paragraph 14, “Affiliate” shall mean any entity controlled, controlling or under common control with Tenant. Prior to effectuating any such assignment, sublease or other transfer requiring consent of Landlord, Tenant shall notify Landlord in writing of the name and address of the proposed transferee, and deliver to Landlord with such notice a description of the proposed terms of the assignment, sublease or other occupancy agreement, current financial statements of such proposed transferee, and a statement of the use of the Premises by such proposed transferee and such other information and documents as may be reasonably necessary or appropriate to enable Landlord to determine the qualifications of the proposed transferee together with a request that Landlord consent thereto (“Tenant’s Notice”), which Landlord shall treat as confidential information and, if requested, will sign a standard confidentiality agreement with Tenant or proposed transferee. Without limiting Landlord’s ability to deny or condition consent for any other reason, it shall not be considered unreasonable if Landlord’s consent to a proposed sublease, assignment or other transfer is denied based on the following: (i) the business of the proposed transferee (A) is not compatible with the nature and character of Columbia Tech Center or the businesses in Columbia Tech Center and/or (B) will conflict with any exclusive uses or use restrictions that Landlord has granted to other occupants of Columbia Tech Center, (ii) the financial strength of the proposed transferee is not reasonably sufficient to support the payment and performance obligations of Tenant under this Lease, (iii) the proposed transferee will excessively overpark the project with automobiles or trucks (excessively overpark shall mean that the proposed transferee’s parking will violate local parking restrictions or will interfere with other tenants and occupants using the Shared Parking Area), or (iv) the proposed transferee has a record of environmental contamination or their anticipated use of the Premises involves the generation, storage, use, sale, treatment, release or disposal of any hazardous materials (other than incidental amounts of such materials, which in any event must be handled in accordance with applicable laws and regulations). Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph 14.1 shall be void.

14.2. No Release. No assignment, subletting or other transfer, whether consented to by Landlord or not, or permitted hereunder, shall relieve Tenant of its liability under this Lease. If an event of default occurs while the Premises or any part thereof are assigned, sublet or otherwise transferred, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from such assignee, sublessee or transferee all rents payable to the Tenant and

Nautilusfinal

Page 10	Vancouver, WA

apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder. In connection with any assignment of this Lease in which the assigning tenant is not released from liability, the assigning tenant may retain a security interest in the Lease and may foreclose such security interest. In the event such security interest is taken, Landlord agrees to execute an agreement with the assigning tenant providing that Landlord will deliver to the assigning tenant taking such a security interest a copy of any notice sent to the assignee tenant, and that Landlord will accept from such assigning tenant cure of default made within the times otherwise allowed under this Lease.

15.	Tenant Default.

15.1. General. Any of the following shall constitute a default by Tenant under this Lease:

15.1.1. Tenant’s failure to (i) pay Rent or any other charge under this Lease within ten (10) days after written notice from Landlord that it is due (provided, however, that no such written notice shall be required after Landlord has given such written notice to Tenant three (3) times during any calendar year), (ii) cure any lien pursuant to Paragraph 23 within fifteen (15) days after notice of such lien, (iii) maintain insurance as provided in Paragraph 11.2 and to restore such insurance within twenty (20) days after written notice of such failure from Landlord, or (iv) except as provided in Paragraphs 15.1.2 through 15.1.4, failure to comply with any other term or condition within thirty (30) days following written notice from Landlord specifying the noncompliance. If any failure described in clause (iv) above cannot be cured within a thirty (30)-day period following written notice from Landlord, this provision shall be deemed complied with so long as Tenant commences such cure within twenty (20) days following receipt of the above-referenced notice and thereafter proceeds in good faith and with reasonable diligence to effect the remedy as soon as practicable.

15.1.2. Tenant’s insolvency; assignment for the benefit of its creditors; Tenant’s voluntary petition in bankruptcy or adjudication as bankrupt; attachment of or the levying of execution on the leasehold interest and failure of Tenant to secure discharge of the attachment or release of the levy of execution within sixty (60) days; or the appointment of a receiver for Tenant’s properties.

15.1.3. Abandonment of the Building by Tenant.

15.1.4. Failure of Tenant to deliver the documents or agreements required under Paragraphs 21.1 and/or 21.3 within the relevant time period(s) specified therein and such failure continues for five (5) business days after written notice from Landlord of such failure.

15.2. No Waiver. Landlord’s failure to give notice or take any other action as to any failure of compliance by Tenant shall not be a continuing waiver by Landlord as to the default.

15.3. Remedies for Default. In case of default as described in this Paragraph 15, Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:

15.3.1. Termination. Terminate Tenant’s right to possession of the Premises and Tenant’s rights under this Lease by written notice to Tenant without relieving Tenant from its obligation to pay damages.

15.3.2. Possession. Re-enter and take possession of the Premises and remove any persons or property by legal action or by self-help with the use of reasonable force and without liability for damages and without having accepted a surrender. Tenant’s liability to Landlord for damages shall survive the tenancy. Landlord may, after such retaking of possession, relet the Premises upon any reasonable terms. No such reletting shall be construed as an acceptance of a surrender of Tenant’s leasehold interest.

15.3.3. Damages. Except to the extent otherwise provided by applicable law, in the event of termination or retaking of possession following default, Landlord shall be entitled to recover immediately, without waiting until the due date of any future rent or until the date fixed for expiration of the Lease Term, the following amounts as damages:

(i) The loss of rental from the date of default until a new tenant is secured and paying rent.

Nautilusfinal

Page 11	Vancouver, WA

(ii) The reasonable costs of reentry and reletting including without limitation the cost of any cleanup, refurbishing, removal and disposal of Tenant’s property and fixtures, or any other expense occasioned by Tenant’s default including but not limited to remodeling or repair costs, attorney fees, court costs and reasonable and customary broker commissions.

(iii) Any excess of the value of the rent and all of Tenant’s other obligations under this Lease over the reasonable expected return from the Premises for the period commencing on the earlier of the date of trial or the date the Premises are relet, and continuing through the end of the Lease Term. The present value of future amounts shall be computed using a discount rate equal to the prime loan rate of major banks located in the State of Washington in effect on the date of trial or settlement.

15.4. No Bar of Action(s). Landlord may sue periodically to recover damages during the period corresponding to the remainder of the Lease Term, and no action for damages shall bar a later action for damages subsequently accruing.

15.5. Landlord Cure. If Tenant fails to perform any obligation under this Lease, Landlord shall have the option to do so after the applicable cure period has expired and after five (5) days written notice to Tenant. All of Landlord’s expenditures to correct the default shall be reimbursed by Tenant on demand together with interest at the rate specified in Paragraph 22 from the date of expenditure until repaid. Such action by Landlord shall not waive any other remedies available to Landlord because of the default.

15.6. No Exclusion. The foregoing remedies shall be in addition to and shall not exclude any other remedy available to Landlord at law or in equity.

16.	Landlord Default.

Landlord shall not be in default under this Lease unless (i) Landlord fails to comply with any term, provision or covenant of this Lease and (ii) provided Tenant has given Landlord timely and appropriate access to the Premises pursuant to Paragraph 19.2 as reasonably necessary to perform the required obligation and/or cure such failure, does not cure such failure within thirty (30) days after written notice thereof to Landlord unless such cure cannot reasonably be accomplished within such thirty (30) days. In such case, Landlord shall have such additional time as is reasonably necessary to accomplish such cure provided Landlord commences such cure within twenty (20) days following receipt of the above-referenced notice and diligently prosecutes such cure in good faith to completion. If Landlord’s default under this Lease causes all or any portion of the Building to be rendered unusable by Tenant, and without limiting any other remedy available to Tenant, Rent shall be reduced to the extent and for so long as the Building or the relevant portion thereof is unusable by Tenant.

17.	Surrender on Termination.

17.1. General. On expiration or early termination of this Lease, Tenant shall deliver all keys to Landlord and surrender the Premises (including without limitation all mechanical, electrical and plumbing systems in the Building) clean and in good condition or good operating condition as the case may be, subject only to unrepaired damage which would be covered by insurance which Landlord is required maintain under Paragraph 11.1 and normal wear and tear. Tenant may remove all of its furnishings and trade fixtures that remain its property and shall restore all damage resulting from such removal. Failure to remove shall be an abandonment of the property, and Landlord may dispose of it in any manner without liability.

17.2. Holdover. If Tenant fails to vacate the Premises when required, including failure to remove all its personal property, Landlord may elect either: (i) to treat Tenant as a tenant from month to month, subject to all provisions of this Lease except the provision for term and at a base rental of one-hundred ten percent (110%) of the Base Rent payable immediately preceding the expiration or termination of this Lease; or (ii) to eject Tenant from the Premises and recover damages caused by wrongful holdover.

Nautilusfinal

Page 12	Vancouver, WA

18.	Regulations.

Landlord shall have the right to make and enforce regulations consistent with this Lease for the purpose of promoting the safety, order, and cleanliness of the Outside Area. Copies of all such regulations shall be furnished to Tenant and shall be complied with as if part of this Lease. Landlord’s employees and agents shall similarly comply with any regulations Tenant has provided regarding the Building. Any regulations promulgated by Landlord or Tenant pursuant to this Paragraph 18 shall not conflict with the terms and conditions of this Lease and the ECR.

19.	No Security; Access.

19.1. No Security. Tenant acknowledges and agrees that Landlord does not undertake to provide any security for the Building, the Land (including without limitation the Exclusive Parking Area, the Shared Parking Area and the Main Access Area) or Columbia Tech Center.

19.2. Access. In any emergency, Landlord shall have the right to immediately enter upon the Premises provided that Landlord shall attempt to contact David Zuver, Director of Distribution, Facilities and Safety, or such other employee of Tenant that Tenant has notified Landlord of in writing prior to entering the Premises or as soon thereafter as reasonably practicable. Otherwise, Landlord shall have the right to enter upon the Premises to determine Tenant’s compliance with this Lease, to perform necessary maintenance and repairs to the Premises, or to show the Premises to any prospective tenant or purchasers only following at least one (1) day prior notice to Tenant and subject to any reasonable limitations that Tenant may place on Landlord’s entry. In any event, such entry shall be at such times and in such manner as not to interfere with the reasonable business use of the Premises by Tenant, including efforts to schedule any maintenance and repair work that would be unreasonably disruptive to Tenant’s Required Use outside Tenant’s regular business hours.

20.	Notices.

Any notice permitted or required to be given hereunder shall be in writing and shall be given by personal delivery, certified United States mail (return receipt requested), U.S. Express Mail or overnight air courier, in each case postage or equivalent prepaid, to the address for the party stated in this Lease or to such other address as either party may specify by notice to the other. If any notice is given by mail, it will be effective upon the earlier of (i) seventy-two (72) hours after deposit in the U.S. Mail with postage prepaid, or (ii) actual delivery or refusal to accept such delivery, as indicated by the return receipt; and if given by personal delivery or by overnight air courier, when delivered. Notwithstanding the foregoing, Rent shall be payable to Landlord in the same manner at the address for the party stated in this Lease, but shall be considered paid only when received.

21.	Mortgage or Sale by Landlord; Estoppel Certificates.

21.1. Encumbrances. This Lease is and shall be prior to any mortgage or deed of trust (“Encumbrance”) recorded after the date of this Lease and affecting the Premises. However, if any lender holding an Encumbrance secured by the Premises requires that this Lease be subordinate to the Encumbrance (whether recorded before or after the date of this Lease), then Tenant agrees that this Lease shall be subordinate to the Encumbrance if the holder thereof agrees in writing with Tenant that so long as Tenant performs its obligations under this Lease no foreclosure, deed given in lieu of the foreclosure, or sale pursuant to the terms of the Encumbrance, or other steps or procedures taken under the Encumbrance shall affect Tenant’s rights under this Lease, including Tenant’s right to purchase as provided in Exhibit F hereto. If the foregoing condition is met, Tenant shall execute the written agreement and any other documents reasonably required by the holder of the Encumbrance to accomplish the purposes of this Paragraph 21.1 within twenty (20) days following receipt of written request therefor.

21.2. Attornment. If the Premises are sold as a result of foreclosure of any Encumbrance thereon or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee, and the transferor shall have no further liability hereunder.

21.3. Estoppel Certificates. Either party or any assignee or subtenant shall within twenty (20) days after notice from any other party execute and deliver to the other party a certificate stating whether or not this Lease has been modified and is in full force and effect and specifying any modifications or alleged breaches by the other party. The certificate shall also state the amount of

Nautilusfinal

Page 13	Vancouver, WA

monthly Rent, the dates to which Rent due under this Lease has been paid in advance, and the amount of any security deposit or prepaid Rent. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate.

21.4. Tenant Leasehold Mortgage. Notwithstanding Paragraph 14, Tenant shall have the right at any time and from time to time, without Landlord’s consent, to mortgage or otherwise encumber Tenant’s leasehold estate and Tenant’s rights under this Lease together with any or all improvements appurtenant thereto pursuant to one or more leasehold mortgages or deeds of trust granted to or for the benefit of an institutional lender (a “Leasehold Mortgage”), and to assign its interest in the Lease as collateral security for such Leasehold Mortgage.

21.4.1. Right to Cure. Provided that Tenant has complied with Paragraph 21.4.4, Landlord shall not have the right to exercise any remedies under this Lease unless Landlord shall first have given the mortgagee under the Leasehold Mortgage (a “Leasehold Mortgagee”) (i) a notice of its intent to exercise its rights hereunder (the “Remedies Notice”) containing a statement of all existing Tenant defaults under this Lease, and (ii) the opportunity to cure such default(s), as follows: Leasehold Mortgagee shall be entitled to cure any stated Rent default for a period of ten (10) days after Landlord gives the Remedies Notice; Leasehold Mortgagee shall be entitled to cure any stated non-Rent default for a period of thirty (30) days after Landlord gives the Remedies Notice; provided however, that if such non-Rent default by its nature cannot reasonably be cured within the 30-day period, then, provided Leasehold Mortgagee has commenced to cure such default within such 30-day period and thereafter prosecutes the same to completion with all due diligence, Leasehold Mortgagee shall be entitled to such additional time as is reasonably necessary to cure such default. Any non-Rent default capable of cure by payment of money shall be deemed conclusively to be capable of cure within the 30-day period. If Leasehold Mortgagee cures all stated defaults in accordance with the foregoing provisions, then both the notice of default given to Tenant (with a copy of Leasehold Mortgagee) and the Remedies Notice shall be null and void and of no effect. Landlord agrees to accept performance of Tenant’s obligations hereunder by Leasehold Mortgagee with the same force and effect as though observed or performed by Tenant.

21.4.2. Effect of Cure. Nothing contained herein shall require Leasehold Mortgagee, as a condition to its exercise of any of its rights hereunder, to cure any default based upon the bankruptcy or insolvency of Tenant. Leasehold Mortgagee shall not be required to commence or continue foreclosure or other steps in the event that the stated default is cured. If the stated default is cured and Leasehold Mortgagee discontinues such foreclosure or other steps, this Lease shall continue in full force and effect as if Tenant had not defaulted under this Lease.

21.4.3. Liability. Under no circumstance shall Leasehold Mortgagee be liable for the performance of Tenant’s obligations unless and until Leasehold Mortgagee acquires Tenant’s rights and interest by foreclosure or other assignment or transfer in lieu thereof. In the event that Leasehold Mortgagee so acquires Tenant’s rights and interest, the liability of Leasehold Mortgagee shall be limited to its leasehold interest in this Lease. Neither Leasehold Mortgagee nor any agent, partner, officer, trustee, director, shareholder or principal (disclosed or undisclosed) of Leasehold Mortgagee shall have any personal liability hereunder.

21.4.4. Address. Within thirty (30) days after granting a Leasehold Mortgage, Tenant shall deliver a copy of the Leasehold Mortgage as recorded in the records of Clark County, Washington (or if not recorded, as executed), together with the address for notices to the Leasehold Mortgagee. All notices from Landlord to Leasehold Mortgagee and from Leasehold Mortgagee to Landlord shall be in writing and shall be given in the manner and with the effect specified in Paragraph 17 hereof.

21.4.5. Lease Amendment. Landlord agrees that this Lease shall not be materially modified or amended, nor shall Landlord accept any voluntary surrender of this Lease, without the prior written consent of any Leasehold Mortgagee, which consent shall not be unreasonably withheld or delayed.

21.4.6. Leasehold Mortgagee Agreement. Landlord will not unreasonably withhold or delay its joining Tenant in executing a leasehold mortgage protection agreement with the specific Leasehold Mortgagee for purposes of confirming the terms of this Paragraph 21.4 for the benefit of

Nautilusfinal

Page 14	Vancouver, WA

the Leasehold Mortgagee. In connection with any Leasehold Mortgage, Landlord will not be required to approve changes to this Lease or to the terms of this Paragraph 21.4 nor will the fee title to the Building or Premises be encumbered by the Leasehold Mortgage.

22.	Interest and Late Charges.

Rent not paid within thirty (30) days of the date due shall thereafter bear interest until paid at the rate of the then-prime interest rate plus two percent (2%) per annum (as such prime interest rate is published in the Wall Street Journal or similar financial newspaper if the Wall Street Journal is no longer published) on the next business day after the day the Rent becomes past due. In the event Tenant has failed at least three (3) times during any calendar year to pay Rent when due and Landlord has notified Tenant of same at least three (3) times, Landlord may at its option impose a late charge of $0.05 for each $1.00 of Rent for Rent payments made more than ten (10) days late in addition to interest and other remedies available for default.

23.	Liens.

Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and shall indemnify, defend and hold Landlord harmless from any and all losses, costs, actions, claims, expenses (including reasonable attorneys’ fees) and liabilities in connection with or arising out of any such lien or claim of lien; provided, however, that Tenant shall not be obligated to remove construction liens or other liens imposed during any Alteration to the Premises approved by Landlord until such Alteration is completed so long as Tenant posts a bond or cash assurance for the satisfaction of such lien.

24.	Arbitration of Disputes - Attorneys Fees.

24.1. Arbitration. The terms and conditions of this Paragraph 24 shall not apply to any default by Tenant for non-payment of Rent under this Lease. Otherwise, upon the demand of any party, whether made before the institution of any judicial proceeding or not more than sixty (60) days after service of a complaint, third party complaint, cross-claim or counterclaim or any answer thereto or any amendment to any of the above, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this Paragraph 24. A “Dispute” shall include any action, dispute, claim or controversy of any kind, whether founded in contract, tort, statutory or common law, equity, or otherwise, now existing or hereafter arising between any of the parties arising out of, pertaining to or in connection with this Lease, except (i) as provided in Section 4.4 of Exhibit F attached hereto, and (ii) any non-payment of Rent by Tenant. Any party who fails to submit to binding arbitration following a lawful demand by another party shall bear all costs and expenses, including reasonable attorneys’ fees, (including those incurred in any trial, bankruptcy proceeding or on appeal) incurred by the other party in obtaining a stay of any pending judicial proceeding and compelling arbitration of any Dispute.

24.2. Arbitrator; Powers and Qualifications; Awards. Arbitrations conducted pursuant to this Paragraph 24 shall be administered by the American Arbitration Association (“AAA”) in accordance with the Commercial Arbitration Rules of the AAA. The parties agree to select a neutral “qualified” arbitrator. The arbitrator shall be a practicing attorney or otherwise recognized expert in real estate disputes in Portland, Oregon who has been active over a fifteen (15) year period prior to the arbitration’s commencement date. If Landlord and Tenant are unable to agree on the arbitrator within thirty (30) days after the demand for arbitration is made, the arbitrator will be appointed by the director (or the equivalent) of the Seattle, Washington office of the AAA upon the application of either party. The arbitration shall take place in Clark County, Washington and the arbitrator shall be empowered to resolve any dispute regarding the terms of this arbitration clause, including questions about the arbitrability of any Dispute. The prevailing Party in any Dispute shall be entitled to recover its reasonable attorneys’ fees in any arbitration, and the arbitrator shall have the power to award such fees. The award of the arbitrator shall be in writing and shall set forth the factual and legal basis for the award. Each Party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the Parties or as required by applicable law or regulation.

Nautilusfinal

Page 15	Vancouver, WA

25.	Inurement.

Subject to the limitations on transfer of Tenant’s interest as provided in Paragraph 14, this Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

26.	Landlord’s Liability.

26.1. Quiet Possession. Landlord warrants that so long as Tenant complies with all terms of this Lease it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord or persons claiming through Landlord.

26.2. Limitation on Liability. All persons dealing with Columbia Tech Center, L.L.C., a Washington limited liability company (“CTC”), must look solely to the property and assets of CTC for the payment of any claim against CTC or for the performance of any obligation of CTC as neither the general partner, limited partners, members, employees, nor agents of CTC assume any personal liability for obligations entered into on behalf of CTC (or its predecessors in interest) and their respective properties shall not be subject to the claims of any person in respect of any such liability or obligation. As used herein, the words “property and assets of CTC” exclude any rights of CTC for the payment of capital contributions or other obligations to it by the general partner, any limited partner or any member in such capacity.

26.3. No Liability for Other Parties. Landlord shall have no liability to Tenant for loss or damages arising out of the acts of other tenants or occupants of Columbia Tech Center.

27.	Relationship.

Nothing contained in this Lease shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent, or of partnership, or of joint venture, or of any association between Landlord and Tenant, nor any other provision contained in this Lease, nor any acts of the parties shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

28.	Waiver of Right of Redemption.

Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event Tenant is evicted or dispossessed from the Premises for any cause, or in the event Landlord obtains possession of the Premises by reason of the commission by Tenant of an event of default or otherwise; provided, however, that Tenant hereby reserves and does not waive any rights of redemption with respect to any eviction or dispossession resulting from a default by Tenant under a Leasehold Mortgage (as such capitalized term is defined in Paragraph 21.4).

29.	No Accord and Satisfaction.

No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent or other payment herein provided shall be deemed to be other than on account of the earliest rent or other payment due and payable hereunder, nor shall any endorsement or statement on any check, or letter accompanying any check or payment, as rent or other payment be deemed an accord and satisfaction. Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such rent or other payment or pursue any other right or remedy provided in this Lease.

30.	Corporate Authority.

Each party hereby warrants to the other that the execution of this Lease by such party and the performance of all of the obligations to be performed by such party hereunder have been duly authorized by all necessary corporate action. Each party further warrants to the other that each individual signing this Lease on behalf of such party has been fully authorized and empowered to do so by such party.

31.	Real Estate Brokers; Finders.

Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner. Each party shall indemnify, defend, protect and

Nautilusfinal

Page 16	Vancouver, WA

hold the other party harmless from and against all claims, costs, demands, actions, liabilities, losses and expenses (including the reasonable attorneys’ fees of counsel chosen by the other party) arising out of or resulting from any claims that may be asserted against such other party by any broker, finder or other person with whom the party bearing the indemnity obligation has or purportedly has dealt.

32.	Force Majeure.

The occurrence of any of the following events shall excuse the performance of such obligations of Landlord or Tenant as are thereby rendered impossible or not reasonably practicable for so long as such event continues: strikes; lockouts; labor disputes; acts of God; inability to obtain labor, materials or reasonable substitutes therefor; governmental restrictions, regulations, or controls; judicial orders; enemy or hostile government action; terrorism; civil commotion; fire or other casualty; condemnation and other causes beyond the reasonable control of the party obligated to perform; provided, however, that in no event will the occurrence of any of said events or causes excuse the failure to pay Rent or any other payment to be made by Tenant hereunder strictly as and when required under this Lease unless, subject to the provisions of Paragraph 12 and Paragraph 13, such events prevent Tenant’s use of the Premises.

33.	Construction and Interpretation.

All provisions of this Lease have been negotiated by Landlord and Tenant at arm’s length and neither party shall be deemed the scrivener of this Lease. This Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties as Landlord or Tenant.

34.	Integrated Agreement; Modification.

This Lease contains all of the representations, understandings and agreements of the parties with respect to the demise of the Premises and may not be amended or modified except by a written agreement signed by both parties.

35.	Document Execution and Change.

It is understood and agreed that until this Lease is fully executed and delivered by both Tenant and Landlord, there is not and shall not be an agreement of any kind between the parties hereto upon which any commitment, undertaking or obligation can be founded.

36.	Paragraph Headings; References.

The paragraph and section headings of this Lease are inserted only for convenience of reference and in no way define, limit or describe the scope or intent of this Lease nor affect its terms or provisions. Unless the context requires otherwise, references to “Paragraphs”, “Sections” and “Exhibits” are references to the paragraphs, sections and exhibits of this Lease.

37.	Severability.

The unenforceability, invalidity or illegality of any provision of this Lease shall not render the other provisions unenforceable, invalid or illegal. In the event a court of competent jurisdiction holds any portion of this Lease to be void or unenforceable as written, it is the intention of the parties that (i) such portion of this Lease be enforced to the extent permitted by law, and (ii) the balance of this Lease remain in full force and effect.

38.	Governing Law.

This Lease shall be construed and interpreted in accordance with the laws of the State of Washington, without giving effect to the conflict of law provisions thereof.

39.	Recordation.

This Lease shall not be recorded without the consent of Landlord and Tenant. However, within ten (10) days after execution of this Lease, Landlord and Tenant shall execute that certain Memorandum of Lease substantially in form and substance attached hereto and incorporated herein

Nautilusfinal

Page 17	Vancouver, WA

as Exhibit C attached hereto and incorporated herein (the “Memorandum of Lease”). Landlord shall have the Memorandum of Lease recorded promptly following execution thereof, the costs of which recording shall be paid by Tenant within thirty (30) days following receipt of an invoice therefor. Landlord shall deliver a copy of the recorded Memorandum of Lease to Tenant promptly following Landlord’s receipt thereof.

40.	Right to Cancel.

40.1. Cancellation. Tenant may cancel this Lease at any time after the twenty-fourth (24th) full month following the Rent Commencement Date according to this Paragraph 40 if either of the following conditions have occurred: (i) Tenant (A) has sold all or substantially all of Tenant’s assets to an unrelated entity, or (B) merges with or into an unrelated entity or a transaction or series of transactions occurs in which a majority of the voting shares of Tenant are controlled by persons other than the shareholders of Tenant immediately prior to such merger, sale or transaction or series of transactions (an “Acquisition Event”), or (ii) Tenant’s gross sales for the twelve (12) consecutive month period immediately preceding the notice of cancellation (the “Decline Period”) have dropped by more than thirty percent (30%) when compared (after adjustment for the disposition or discontinuance of any product line(s)) to the same twelve (12)-month period immediately preceding the Decline Period (a “Sales Decline Event”).

40.1.1. Tenant shall give Landlord at least one hundred eighty (180) days’ prior, irrevocable written notice of Tenant’s election to cancel this Lease (the “Termination Notice”).

40.1.2. Tenant may cancel this Lease only as of the last day of a month (the “Cancellation Date”). The Cancellation Date will be stated in the Termination Notice and will be no less than one hundred eighty (180) days after the date of the Termination Notice. Within ten (10) days after the date of the Termination Notice, as a condition of Tenant’s election, Tenant shall pay Landlord a termination fee (the “Termination Fee”) equal to the sum of (i) an amount equal to (A) the highest monthly Base Rent during the Lease Term multiplied by fifteen (15) months if this Lease is terminated due to an Acquisition Event, or (B) the highest monthly Base Rent during the Lease Term multiplied by twelve (12) months if this Lease is terminated due to a Sales Decline Event; and (ii) any Rent due and unpaid as of the delivery of the Termination Notice. Tenant’s payment of the Termination Fee shall not excuse Tenant from its obligation to perform all of Tenants obligations under this Lease, including, without limitation, the payment of Rent, between the date of the Termination Notice and the Cancellation Date.

40.1.3. [Intentionally omitted.]

40.1.4. Tenant will cure any event of default under this Lease that exists on the Cancellation Date, and Tenant’s obligation to cure any such default within the period of time specified in this Lease will survive the Cancellation Date.

40.1.5. On or prior to the Cancellation Date, Tenant will surrender possession of the Premises to Landlord in accordance with the provisions of this Lease, as if the Cancellation Date were the last day of the Lease Term.

40.1.6. Upon cancellation, Landlord and Tenant will be relieved of their obligations under this Lease, except for those accruing prior to the Cancellation Date or those that survive this Lease according to its term or by law.

40.1.7. Time is of the essence of each covenant in this Paragraph 40.

41.	Right of First Opportunity to Lease Retail Space.

At such time as Landlord constructs a retail shopping center adjacent to and north of the Premises and offers small shop retail space for lease in the shopping center, Landlord will offer to lease approximately 3,800 square feet of such space to Tenant for the retail sale of exercise equipment. Such offer to lease shall be under market terms and conditions (including a market tenant improvement allowance) except that the annual rent for the term of such lease (in any event not to extend beyond the Lease Term of this Lease) shall be $15 per square foot, net of taxes, insurance and common area expenses. Landlord shall not be required to offer “end cap” retail space to Tenant.

Nautilusfinal

Page 18	Vancouver, WA

42.	Purchase of the Premises.

The parties acknowledge that Landlord has granted Tenant certain rights to purchase the Premises pursuant to the terms and conditions set forth in Exhibit F attached hereto and incorporated herein. Any capitalized terms used in Exhibit F and not otherwise defined therein shall have the meaning set forth in this Lease.

43.	Exhibits.

The following Exhibits are attached hereto and by their reference incorporated herein:

Exhibit A – Site Plan showing Land and Building

Exhibit A-1 – Metes and Bounds Legal Description of the Land

Exhibit A-2 – Site Plan showing Outside Area, Outside Athletic Area and Loading Dock Area

Exhibit B – Site Plan showing Shared Parking Area, After Hours Parking, Exclusive Parking Area and Tenant Monument Sign Areas

Exhibit B-1 – Site Plan showing Shared Access and Main Access Area

Exhibit C – Memorandum of Lease

Exhibit D – Permitted Title Exceptions

Exhibit E – Landlord’s Work

Exhibit F – Purchase Option

Exhibit G – Landlord’s Personal Property

[signatures on following pages]

Nautilusfinal

Page 19	Vancouver, WA

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the respective dates set opposite their signatures below, but this Lease, on behalf of such party, shall be deemed to have been dated as of the date first set forth above.

LANDLORD:

COLUMBIA TECH CENTER, L.L.C., a Washington limited liability company

	By:	Pacific Realty Associates, L.P., a Delaware limited partnership, its member

		By:	PacTrust Realty, Inc., a Delaware corporation, its general partner

Date: November 23, 2004		By:	/s/ David W. Ramus
(signature)

David W. Ramus
(typed or printed name)

Chief Operating Officer
(title)

		By:	CTC Investments, L.L.C., a Washington limited liability company, its member

Date: November 23, 2004		By:	/s/ Steven L. Madison
(signature)

Steven L. Madison
(typed or printed name)

Member
(title)

Date: November 23, 2004		By:	/s/ Jeffrey S. Gordon
(signature)

Jeffrey S. Gordon
(typed or printed name)

Member
(title)

[Tenant’s signature and acknowledgment for Landlord’s and Tenant’s signatures on following pages]

Nautilusfinal

Page 20	Vancouver, WA

ACKNOWLEDGMENT FOR LANDLORD’S SIGNATURE

STATE OF Washington	)
) ss.
County of Clark	)

On November 23, 2004, before me, the undersigned Notary Public in and for said State, personally appeared David W. Ramus, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the C.O.O. of PacTrust Realty, Inc., the general partner of Pacific Realty Associates, L.P. (the “Partnership”), said Partnership being a member of Columbia Tech Center, L.L.C., and that he executed the within instrument and acknowledged to me that such corporation executed the within instrument as the general partner of the Partnership pursuant to its Bylaws or a resolution of its board of directors.

WITNESS my hand and official seal.

/s/ Laura M. Hart
Notary Public in and for said County and State

STATE OF Washington	)
) ss.
County of Clark	)

I certify that I know or that I have satisfactory evidence that Steven L. Madison is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as a member of CTC Investments, L.L.C., a Washington limited liability company and member of Columbia Tech Center L.L.C., a Washington limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument

WITNESS my hand and official seal.

/s/ Laura M. Hart
Notary Public in and for said County and State

STATE OF Washington	)
) ss.
County of Clark	)

I certify that I know or that I have satisfactory evidence that Jeffrey S. Gordon is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as a member of CTC Investments, L.L.C., a Washington limited liability company and member of Columbia Tech Center L.L.C., a Washington limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument

WITNESS my hand and official seal.

/s/ Laura M. Hart
Notary Public in and for said County and State

[Tenant’s signature on following page]

Nautilusfinal

Page 21	Vancouver, WA

TENANT:

THE NAUTILUS GROUP, INC., a Washington corporation

Date:	November 23, 2004	By:	/s/ Gregg Hammann
(signature)

Gregg Hammann
(typed or printed name)

Chairman and CEO
(title)

[acknowledgment for Tenant signature on following page]

Nautilusfinal

Page 22	Vancouver, WA

ACKNOWLEDGMENT FOR TENANT’S SIGNATURE

STATE OF WASHINGTON	)
) ss.
County of Clark	)

On November 23, 2004, before me, the undersigned Notary Public in and for said State, personally appeared Greggory Hammann, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the President and CEO of The Nautilus Group, Inc., and that (s)he executed the within instrument pursuant to the Bylaws of the corporation or a resolution of its board of directors.

WITNESS my hand and official seal.

/s/ Norene C. Kuhn
Notary Public in and for said County and State

Nautilusfinal

Page 23	Vancouver, WA

EXHIBIT A-1

13732LD1

11/10/04

btm

LEGAL DESCRIPTION

NAUTILUS

TECH CENTER PLAZA

VANCOUVER, WASHINGTON

Real property situated in the City of Vancouver, Clark County, Washington, being a portion of that Adjusted Tech Center Plaza Building Parcel as described in that Declaration of Boundary Line Adjustment recorded under Auditor’s File No. 3844766, records of said county and lying in the East half of Section 36, Township 2 North, Range 2 East of the Willamette Meridian, described as follows:

Beginning at the most Southerly Southwest corner of said Adjusted Tech Center Plaza Building Parcel; thence along the most Southerly West line of said Adjusted Tech Center Plaza Building Parcel North 00° 03’ 28” East 202.23 feet; thence North 00° 00’ 00” East 618.37 feet; thence North 90° 00’ 00” East 671.96 feet; thence North 69° 22’ 46” East 156.52 feet; thence North 90° 00’ 00” East 237.87 feet to a point on the East line of said Adjusted Tech Center Plaza Building Parcel; thence along the East line of said Adjusted Tech Center Plaza Building Parcel South 00° 02’ 26” East 811.51 feet to the Southeast corner thereof, said point being on the North right of way line of SE Tech Center Drive as described in that Deed of Dedication recorded under Auditor’s File No. 3001484, records of said county, thence along the South line of said Adjusted Tech Center Plaza Building Parcel and the North right of way line of said SE Tech Center Drive the following courses:

South 59° 08” 25” West 301.31 feet to a point of curvature with a 539.00 foot radius curve; thence along said curve to the right, through a central angle of 60° 53’ 58”, an arc distance of 572.90 feet to a point of tangency; thence North 59° 57’ 37” West 36.22 feet to a point of curvature with a 611.00 foot radius curve; thence along said curve to the left, through a central angle of 22° 02’ 13”, an arc distance of 235.00 feet to the Point of Beginning.

EXHIBIT A-1

13732LD1

11/10/04

btm

Containing approximately 974, 848 square feet or 22.379 acres.

Subject to easements and restrictions of record.

EXHIBIT A-1

SE MILL PLAIN BOULEVARD
SCALE: 1"=260'
NOVEMBER, 2004
0 130 260
-N-
SE 164TH AVENUE
N69°22'46"E
156.52'
N90°00'00"E
671.96'
N90°00'00"E
237.87'
ADJUSTED TECH CENTER PLAZA BUILDING PARCEL AF # 3844766
974,848 SQ. FT.
22.379 AC ±
S00°02'26"E
811.51'
N00°00'00"E
618.37'
MOST SOUTHERLY SW CORNER ADJUSTED TECH CENTER PLAZA BUILDING PARCEL POINT OF BEGINNING
N00°03'28"E
202.23'
N08°00'10"E(R)
Δ=22°02'13"
R=611.00'
L=235.00'
N59°57'37"W
36.22'
Δ=60°53'58"
R=539.00'
L=572.90'
S59°08'25"W
301.31'
SE TECH CENTER DRIVE
SE TECH CENTER PLACE

SKETCH TO ACCOMPANY
LEGAL DESCRIPTION
"NAUTILUS"
TECH CENTER PLAZA
VANCOUVER, WASHINGTON

JON M. YAMASHITA
STATE OF WASHINGTON
36814
REGISTERED
PROFESSIONAL LAND SURVEYOR
EXPIRES 4/15/05
11-11-04

MacKay & Sposito, Inc.
M&S
ENGINEERS SURVEYORS PLANNERS
VANCOUVER, WASHINGTON KENNEWICK, WASHINGTON

PAGE 3 OF 3
13732SS1

EXHIBIT C

FORM OF MEMORANDUM OF LEASE

[recordable form to be on 8 ½ x 11 paper]

After Recording Return To:

Pacific Realty Associates, L.P.

Attn: Andrew R. Jones

15350 SW Sequoia Pkwy.

Suite 300

Portland, OR 97224

Title of Document:	MEMORANDUM OF LEASE

Reference No. of Document:	N/A

Grantor:	Columbia Tech Center, L.L.C., a Washington limited liability company

Grantee:	The Nautilus Group, Inc., a Washington corporation

Abbreviated Legal Description:	[CONFIRM]

Tax Parcel No.: [CONFIRM]

NautilusfinalEx.C

Page 1 of 5	Vancouver, WA

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (“Memorandum”) is made this          day of             , 200  , by and between COLUMBIA TECH CENTER, L.L.C., a Washington limited liability company (“Landlord”), and THE NAUTILUS GROUP, INC., a Washington corporation (“Tenant”).

1. Landlord and Tenant have entered into that certain Lease dated [CONFIRM] pursuant to which Landlord is leasing to Tenant, and Tenant is leasing from Landlord, that certain building on that certain real property located in the City of Vancouver, County of Clark, State of Washington and more particularly described in Exhibit A attached hereto and incorporated herein (as may be amended from time to time, the “Lease”). Among other items, the Lease provides as follows:

(a) [INCLUDE TENANT LEASE TERM AND OPTION PERIOD]

(b) [INCLUDE DESCRIPTION OF TENANT AND LANDLORD PURCHASE RIGHTS SET FORTH IN EXHIBIT F]

2. This Memorandum is purely for the purpose of providing notice of the Lease and certain rights contained therein and in no way amends, modifies, supplements or otherwise affects any terms or conditions of the Lease. Provisions in this Memorandum shall not be used in interpreting the provisions of the Lease. In the event of any conflict between the provisions of this Memorandum and the provisions of the unrecorded Lease, the provisions of the unrecorded Lease shall control.

3. This Memorandum may not be modified in any respect whatsoever, or rescinded, in whole or in part, except with the written consent of Landlord and Tenant and then only by a written instrument duly executed by Landlord and Tenant and acknowledged and duly recorded in the Official Records of Clark County, Washington. Without limiting the foregoing, the parties acknowledge and agree that, at such time as the Lease is no longer in force or effect, the provisions of this Memorandum shall be, automatically and without further action required by any party, null and void and of no further force or effect. Without limiting the foregoing, at such time as the Lease is no longer in force or effect, Landlord and Tenant shall execute, acknowledge and cause to be recorded against Real Property a release of this Memorandum in form and substance sufficient to remove this Memorandum from title to the real property more particularly described in Exhibit A to this Memorandum.

[signatures on following page]

NautilusfinalEx.C

Page 2 of 5	Vancouver, WA

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum effective as of the date first above written.

LANDLORD:

COLUMBIA TECH CENTER, L.L.C., a Washington limited liability company

		By:	Pacific Realty Associates, L.P., a Delaware limited partnership, its member

			By:	PacTrust Realty, Inc., a Delaware corporation, its general partner

Date:	, 2004		By:
(signature)

(typed or printed name)

(title)

			By:	CTC Investments, L.L.C., a Washington limited liability company, its member

Date:	, 2004		By:
(signature)

(typed or printed name)

(title)

Date:	, 2004		By:
(signature)

(typed or printed name)

(title)

TENANT:

THE NAUTILUS GROUP, INC., a Washington corporation

Date:	, 2004	By:
(signature)

(typed or printed name)

(title)

NautilusfinalEx.C

Page 3 of 5	Vancouver, WA

ACKNOWLEDGMENT FOR LANDLORD’S SIGNATURE

STATE OF	)
) ss.
County of	)

On                     , 2004, before me, the undersigned Notary Public in and for said State, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the                      of PacTrust Realty, Inc., the general partner of Pacific Realty Associates, L.P. (the “Partnership”), said Partnership being a member of Columbia Tech Center, L.L.C., and that he executed the within instrument and acknowledged to me that such corporation executed the within instrument as the general partner of the Partnership pursuant to its Bylaws or a resolution of its board of directors.

WITNESS my hand and official seal.

Notary Public in and for said County and State

STATE OF	)
) ss.
County of	)

I certify that I know or that I have satisfactory evidence that Steven L. Madison is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as a member of CTC Investments, L.L.C., a Washington limited liability company and member of Columbia Tech Center L.L.C., a Washington limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument

WITNESS my hand and official seal.

Notary Public in and for said County and State

STATE OF	)
) ss.
County of	)

I certify that I know or that I have satisfactory evidence that Jeffrey S. Gordon is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as a member of CTC Investments, L.L.C., a Washington limited liability company and member of Columbia Tech Center L.L.C., a Washington limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument

WITNESS my hand and official seal.

Notary Public in and for said County and State

NautilusfinalEx.C

Page 4 of 5	Vancouver, WA

ACKNOWLEDGMENT FOR TENANT’S SIGNATURE

STATE OF WASHINGTON	)
) ss.
County of	)

On                     , 2004, before me, the undersigned Notary Public in and for said State, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the                      of The Nautilus Group, Inc., and that (s)he executed the within instrument pursuant to the Bylaws of the corporation or a resolution of its board of directors.

WITNESS my hand and official seal.

Notary Public in and for said County and State

NautilusfinalEx.C

Page 5 of 5	Vancouver, WA

EXHIBIT D

1. Agreement, including its terms, covenants and provisions;
Between:	COLUMBIA TECH CENTER, L.L.C., a Washington limited liability company and THE CITY OF VANCOUVER, WASHINGTON, a Washington municipal corporation
Dated:	November 20, 2000
Recorded:	April 3, 2001
Auditor’s File No.:	3305320
For:	development agreement
Affects:	said premises and other property

2. Easement, including the terms, covenants and provisions thereof, as granted by instrument;
Recorded:	September 2, 1998
Auditor’s File No.:	3001331
Records of:	Clark County, Washington
To:	PUBLIC UTILITY DISTRICT NO. 1 OF CLARK COUNTY
Purpose:	for transmission of electric energy, including communication facilities
Affects:	Southerly portion of said premises

3. Easement, including its terms, covenants and provisions as disclosed by instrument;
Dated:	August 11, 1998
Recorded:	September 2, 1998
Auditor’s File No.:	3001332
In favor of:	US WEST COMMUNICATION, INC., a Colorado corporation
For:	to construct, reconstruct, modify, change, add to, from time to time, as Grantee may require
Affects:	Southerly portion of said premises

4. Encroachments as disclosed on survey provided by Oison Engineering Inc., dated August 18, 2000, as follows:
a) The concrete sidewalk along the North edge of S.E. Tech Center Drive.
b) North edge of concrete pad for electric transformers appears to be outside of the easement to Clark County Public utilities.
c) Underground telephone line along the South property line encroaching outside of easement to U.S. West Communications.
d) No recorded easement for the ingress and egress easement along the Westerly and Northerly portions of said premises disclosed on the survey.

5. Easement, including its terms, covenants and provisions as disclosed by instrument;
Dated:	May 8, 2001
Recorded:	May 10, 2001
Auditor’s File No.:	3319077
In favor of:	CITY OF VANCOUVER
For:	the purpose of constructing, installing, reconstructing enlarging, repairing, operating and maintaining a waterline and meters, and reading and recording meters
Affects:	said premises and other property

EXHIBIT D

6. Easement, including its terms, covenants and provisions as disclosed by instrument;
Dated:	July 24, 2001
Recorded:	July 27, 2001
Auditor’s File No.:	3349806
In favor of:	ADJACENT PROPERTY OWNERS
For:	the purposes of ingress and egress and for the passage of motor vehicles and pedestrians together with the maintenance of said easements
Affects:	said premises and other property

7. Easement, including its terms, covenants and provisions as disclosed by instrument;
Dated:	July 24, 2001
Recorded:	July 27, 2001
Auditor’s File No.:	3349808
In favor of:	ADJACENT PROPERTY OWNERS
For:	the purposes of pedestrian ingress and egress into and out and for incidential landscaping together with maintenance

8. Easement, including its terms, covenants and provisions as disclosed by instrument;
Dated:	July 24, 2001
Recorded:	July 27, 2001
Auditor’s File No.:	3349811
In favor of:	CIT OF VANCOUVER
For:	the purpose of construction, operating, repair and maintenance of an underground storm sewer
Affects:	said premises and other property

9. Easement, including its terms, covenants and provisions as disclosed by instrument;
Recorded:	June 23, 2003
Auditor’s File No.:	3661377
In favor of:	PUBLIC UTILITY DISTRICT NO. 1 OF CLARK COUNTY
For:	installing, constructing, erecting, altering, repairing, maintaining and operating thereon and therein 1 pole and 1 anchor with down-guy(s) and appurtenances

10. Covenants, conditions, restrictions, and easements contained in instrument, including the terms and provisions thereof,
Recorded:	January 17, 1997
Auditor’s File No.:	9701170005
Affects:	said premises and other property

And as declaration of annexation by instrument;
Recorded:	MAY 8, 2001
Auditor’s File No.:	3318229
Records of:	Clark County, Washington
Executed by:	COLUMBIA TECH CENTER, L.L.C., a Washington limited liability company

Said instrument has been amended by the following instrument;
Recorded:	August 13, 2002
Auditor’s File No.:	3500189

Second Amendment by the following instrument;
Recorded:	August 13, 2002
Auditor’s File No.:	3500390

Said instrument has been supplemented by the following instrument;
Recorded:	February 27, 2004
Auditor’s File No.:	3793558

11. easement and covenant contained in instrument, including the terms and provisions thereof,
Recorded:	July 27, 2001
Auditor’s File No.:	3349807
Affects:	said premises and other property

Exhibit E

Landlord’s Work

1.	Landlord’s Work.

Landlord, at Tenant’s expense but subject to contribution by Landlord as provided for in this Exhibit E, shall construct improvements to the Land, Building and Main Access Area (“Landlord’s Work”) pursuant to “Improvement Plans” agreed to by Landlord and Tenant pursuant to this Exhibit E.

1.1.1. Improvement Plans. “Improvement Plans” shall mean the plans, specifications, engineering drawings, construction budget (sometimes hereinafter referred to as the “Construction Budget”) and other documents required with respect to the improvements to the Land, Building and Main Access Area, which Improvement Plans shall be prepared by or on behalf of Landlord.

1.1.2. Preparation and Approval of Plans.

(i) By December 15, 2004, Landlord shall submit preliminary Improvement Plans for the design and construction of Landlord’s Work (the “Preliminary Improvement Plans”) to Tenant. Tenant, as promptly as is reasonably practicable following receipt of the Preliminary Improvement Plans, shall review and approve the Preliminary Improvement Plans (or deny approval in which case Tenant shall specifically and precisely state the objections Tenant has to the Preliminary Improvement Plans as well as what elements Tenant approves); however Tenant shall take no more than ten (10) days for such review.

(ii) To the extent Tenant does not approve the Preliminary Improvement Plans, Landlord and Tenant shall mutually agree, in good faith, upon the final Improvement Plans as soon as reasonably practicable following Landlord’s receipt of Tenant’s proposed revisions to the Preliminary Improvement Plans but in any event within thirty (30) days following Landlord’s delivery of the Preliminary Improvement Plans to Tenant. Without limiting the foregoing, the final Improvement Plans shall include, without limitation, improvements to the Land, Main Access Area, Building exterior and Building interior as generally described on Exhibit A attached hereto and incorporated herein. Following final approval thereof, any reference in this Agreement or the Lease to the “Improvement Plans” shall mean the final Improvement Plans.

(iii) Each party designates the following individuals as such party’s “Construction Representative” who shall have the authority to act and speak for such party in connection with the development of the Improvement Plans and during construction of the Improvements as set forth in this Exhibit E.

For Landlord: Dick Krippaehne

Pacific Realty Associates, L.P.

503/624-6300

For Tenant: David Zuver, Director of Distribution, Facilities and

Safety

The Nautilus Group, Inc.

360/859-5120

1.2. Obligation to Construct. Subject to final approval in writing of the Improvement Plans by Landlord and Tenant as provided above, Landlord, at Tenant’s cost and expense (but subject to the required payment by Landlord of Landlord’s Construction Contribution as more particularly described in Paragraph 1.4 below) shall construct and complete Landlord’s Work in conformity with the Improvement Plans and in a good and workmanlike manner, in compliance with all governmental laws, codes, ordinances and regulations and at the times and subject to the provisions hereof.

NautilusfinalEx.E
1	Vancouver, WA

1.2.1. Time to Construct. As soon as practicable after approval of the Improvement Plans by Landlord and Tenant and Landlord’s receipt of all necessary permits and approvals (the “Permits”), but in all events within fifteen (15) days thereafter, Landlord shall give written notice to Tenant (the “Construction Notice”) stating the estimated date by which construction of the Improvements will be substantially completed (as defined below). Without limiting the foregoing, Landlord agrees that Landlord’s Work shall be sufficiently completed by August 15, 2005 to allow for issuance of certificate of occupancy or temporary certificate of occupancy sufficient for Tenant to occupy the Building. All of Landlord’s Work shall be substantially completed in accordance with the Improvement Plans no later than twelve (12) months following full execution of this Lease (the “Substantial Completion Date”). As used herein, the term “substantial completion” or “substantially completed” shall mean that, in the opinion of Landlord’s architect, Landlord’s obligations to construct Landlord’s Work pursuant to the Improvement Plans has been completed subject only to completion of minor punch list items.

1.2.2. Change Orders. During the course of construction of Landlord’s Work, Tenant or Landlord may propose changes to the Improvement Plans. Approved changes shall be directed and made by a written numbered “Change Order” prepared by Landlord’s contractor and approved by Landlord’s architect or by Landlord. Any proposed changes and the resulting Change Orders shall be approved, accounted for and the time for construction adjusted as follows:

(i) Change Order(s) resulting from the action of applicable ordinances or codes or resulting from conditions not reasonably apparent at the time of preparation of the Improvements Plans shall be subject to the mutual approval of Landlord and Tenant, such approval not to be unreasonably withheld or delayed, and any delay resulting from such Change Order(s) shall be added to the time granted hereunder for Landlord’s performance of the construction. Additional costs resulting from any Change Order(s) covered by this subparagraph shall be added to the Construction Budget.

(ii) Change Order(s) proposed by Tenant shall be subject to the approval of Landlord (which approval shall not be unreasonably withheld or conditioned and which shall be delivered or denied within ten (10) business days following receipt of request for such approval from Tenant) and any delay resulting from such Change Order(s) shall be added to the time granted hereunder for Landlord’s performance of the construction. Additional costs resulting from any Change Order(s) covered by this subparagraph shall be added to the Construction Budget.

(iii) Change Order(s) proposed by Landlord shall be subject to the approval of Tenant (which approval shall not be unreasonably withheld or conditioned and which shall be delivered or denied within ten (10) business days following receipt of request for such approval from Landlord), but any delay resulting from such Change Order(s) shall be added to the time granted hereunder for Landlord’s performance of the construction. Additional costs resulting from any Change Order(s) covered by this subparagraph shall be added to the Construction Budget.

1.2.3. Final Completion. As soon as practicable after the Substantial Completion Date, but in no event more than five (5) days thereafter, representatives of Landlord and Tenant shall make a joint inspection of the Premises and Landlord’s Work. Any items which Landlord and Tenant agree have not been completed according to the Improvement Plans shall be remedied and completed by Landlord as soon as practicable, but in any event within thirty (30) days of such inspection unless completion is impossible or impracticable within such thirty (30) day period, in which event such work will be completed as quickly as reasonably practicable. Tenant, if then in possession of the Building, agrees to allow Landlord and its employees, contractors, architect, space planner and agents working on Landlord’s Work reasonable access for the purposes of completing Landlord’s obligations under this Paragraph 1.2.3. agrees to cooperate in all respects to facilitate such remedial actions. Within two (2) business days following Landlord’s completion of its obligations (if any) under this Paragraph 1.2.3 Landlord and Tenant shall jointly re-inspect Landlord’s Work to confirm that Landlord has complied with its obligations under this Paragraph 1.2.3. After such confirmation, Landlord and Tenant shall evidence such confirmation in writing (the ”Completion Certificate”). Landlord’s obligations with respect to construction of the Improvements shall be deemed to have been full satisfied on

NautilusfinalEx.E
2	Vancouver, WA

that date that is the later to occur of the date of issuance of the Completion Certificate or the date of issuance of a final occupancy certificate by the appropriate government agency (the “Final Completion Date”).

1.2.4. Delays. Notwithstanding any provisions to the contrary contained in this Exhibit E or otherwise, Landlord shall be excused for any delays in the performance of its obligations under this Agreement caused by (i) acts or omissions of Tenant or Tenant’s agents (including without limitation delays occasioned by compliance with Change Order(s) or failure to agree to the final Improvement Plans) or (ii) acts, occurrences or events beyond the control of Landlord and/or employees, contractors, architect, space planner and agents working on the Landlord’s Work on behalf of Landlord including, without limitation, labor disputes, material shortages, riot, terrorism, fire, flood, windstorm, acts of God, force majeure and the like (singularly and collectively, “Delay”). In the event of any such Delay, Landlord shall immediately notify Tenant in writing of the Delay, its anticipated duration and which portions of Landlord’s Work are affected by the Delay. Landlord shall not be relieved of any obligation contained in this Lease by reason of such Delay, although the scheduled Substantial Completion Date shall be extended by a period of time equal to the actual Delay in construction caused by such Delay.

1.2.5. Release of Landlord on Final Completion. Effective as of the Final Completion Date, Landlord’s obligations under this Exhibit E shall be deemed to be completed and Tenant shall be deemed to have released and discharged Landlord from all obligations hereunder and to have waived all right of claim or action against Landlord with respect to Landlord’s Work except Landlord’s warranties contained in Paragraph 1.2.6 below (the terms of which shall be solely as provided in Paragraph 1.2.6).

1.2.6. Warranties. Landlord warrants that Landlord’s Work shall be completed (i) in a good and workmanlike manner, free from material defect (patent and/or latent) in workmanship and/or materials, and (ii) in substantial conformity with the Improvement Plans and all applicable laws and codes existing at the time of the mutual approval of the Improvement Plans. The foregoing warranty shall be effective for any claims made by Tenant during a period of one (1) year from the Final Completion Date. Upon the expiration of such warranty, Landlord’s repair obligations shall be solely as set forth in the Lease.

1.3. Early Entry for Tenant Construction. As soon as is reasonably feasible in Landlord’s reasonable judgment, Tenant, its agents, employees and contractors may enter the Building solely for the purpose of commencing any Alterations to be performed by Tenant. Tenant acknowledges and agrees that any entry by or on behalf of Tenant shall be at Tenant’s sole risk and that, prior to any such entry, Tenant shall deliver to Landlord the certificates of insurance required under Paragraph 10 of the Lease. Tenant shall not allow any liens to attach to the Premises as a result of its activities and Tenant shall indemnify and defend Landlord from any claim, liability, damage, or loss arising out of any activity on or within any portion of the Premises by Tenant, its agents, employees or contractors resulting from Tenant’s exercise of its rights under this Paragraph 1.3. In addition, neither Tenant, its agents, employees or contractors nor the performance of any portion of Tenant’s Alterations shall interfere with construction of any portion of Landlord’s Work so as to cause delay or additional cost to Landlord in Landlord’s performance of its obligations hereunder. If, in Landlord’s reasonable discretion, any such interference occurs, Tenant shall cease (or cause the cessation of) such interference immediately following notice from Landlord thereof and the failure of Tenant to cease (or cause the cessation of) such interference shall be added to the time granted Landlord hereunder for Landlord’s performance of the construction.

1.4. Landlord’s Construction Contribution. Subject to Landlord’s payment of Landlord’s Construction Contribution as defined herein, Tenant shall be responsible for all costs relating to the completion of Landlord’s Work, including, without limitation, all permits, fees, and costs for the design, approval, permitting and construction of Landlord’s Work (but excluding therefrom any charge by Landlord for Landlord’s employees involved with Landlord’s Work). Landlord shall contribute one half of the cost of completion of Landlord’s Work up to a maximum of Five Million and No/100 Dollars ($5,000,000.00). Tenant shall first pay, prior to Landlord’s payment of Landlord’s Construction Contribution, the lesser of (i) fifty percent (50%) of the estimated cost of completing Landlord’s Work, or (ii) Five Million and No/100 Dollars

NautilusfinalEx.E
3	Vancouver, WA

($5,000,000) (“Tenant’s Initial Construction Contribution”) and Landlord shall then pay up to the lesser of (i) fifty percent (50%) of the estimated cost of completing Landlord’s Work, or (ii) Five Million and No/100 Dollars ($5,000,000.00) (“Landlord’s Construction Contribution”). Tenant shall be responsible for paying the balance of the costs to complete Landlord’s Work, if any, remaining after Tenant’s Initial Construction Contribution and Landlord’s Construction Contribution have been made (“Tenant’s Final Construction Contribution”). Progress payments toward Tenant’s Initial Construction Contribution and Tenant’s Final Construction Contribution shall be made by Tenant to Landlord no more often than on a monthly basis during the performance of Landlord’s Work, and Landlord shall submit such payment requests to Tenant in writing along with reasonable supporting documentation and Tenant shall reimburse Landlord within thirty (30) days of receipt of a payment request. In the event Tenant fails to make payment to Landlord within such 30-day period, then (i) such failure will be a Delay and an event of default under Paragraph 15.1.1(i) of the Lease, (ii) the unpaid amount will bear interest and be subject to imposition of a late charge, as provided in Paragraph 22 of the Lease, and (iii) Landlord may exercise any remedy for default (after giving notice of such nonpayment, as may be required by the Lease).

NautilusfinalEx.E
4	Vancouver, WA

Exhibit A

The following is the line-item description of the anticipated work to be included in the final Improvement Plans. The quantities and scope of work shown are initial estimates only.

The final Improvement Plans will define Landlord’s Work; in the event of an inconsistency between this Exhibit A and the final Improvement Plans, the final Improvement Plans shall control.

DESCRIPTION		QUANTITY
INTERIOR IMPROVEMENTS
Storefront Call Center to Atrium		840 SF
Storefront Doors to Call Center		4 EA
West Lobby
Demo Glass Wall & Doors		1 LS
Demo Flooring		375 SF
New Flooring		375 SF
Reception Desk		1 LS
West Stair Tower Interior
Open Stairwell at Main Floor		1 LS
Carpet Stairs		2,115 SF
Stair Skirt		160 LF
Base at Landings		175 LF
Paint Stairwell Walls		4,590 SF
Paint Stairs & Railings		1 LS
Roof Ladder Closet		1 LS
Remove West Atrium Stair		1 LS
Remove Atrium Planters
Sawcut Masonry Walls		1,050 LF
Demo Block Planters & Dirt		230 CY
Pourback Floor Openings		2,070 SF
Atrium Flooring
Demo Old Flooring		18,900 SF
Prep for New Flooring		18,900 SF
Install New Tile Flooring	60.0%	11,340 SF
Install New Carpet Flooring	40.0%	7,560 SF
Install New Base		1,000 LF
Atrium Steel Painting
Cleaning and Dusting		1 LS
Main Floor Columns		1 LS
East Stairs		1 LS
Underside Exposed Upper Floor		1 LS
Upper Floor Handrails		1 LS
Upper Floor Columns & X-Brace		1 LS
Upper Floor Floor Perimeter		1 LS
Roof Perimeter		1 LS
Skylight Metal		1 LS
Miscellaneous Hanging Stuff		1 LS
Atrium Plenum Closure/Grilles		10,000 SF
Atrium Coffee Cabinet Change		168 LF
Recarpet Cafeteria
Demo Old Carpet		5,000 SF
Install New Carpet		5,000 SF
Install New Base		500 LF
Restroom Toilet Partition Paint		100 EA
Main Floor Office
Furr, Insulate, Gyp, Paint Perimeter		1 LS
Demo Old Carpet		146,000 SF
Install New Carpet		146,000 SF
Install New Base		5,000 LF
Upper Floor Office
Touch-up Painting		4,000 SF
Demo Old Carpet		20,000 SF
Install New Carpet		20,000 SF
Install New Base		0 LF
Lower Floor Conference Area
New Walls		3,400 SF
New Doors		4 EA
Revise Lighting		21,600 SF
Revise HVAC		21,600 SF
Lower Floor Fitness Area
Wall Demo		3,400 SF
New Walls		5,100 SF
New Doors		6 EA
Revise Lighting		15,000 SF
Revise HVAC		15,000 SF
Carpet Demo		15,000 SF
New Rubber Flooring	60.0%	9,000 SF
New Wood Flooring	40.0%	6,000 SF
Rubber Base		650 LF
New Mirrors		1,440 SF
Lower Floor Shower Area
Wall Demo		800 SF
New Walls		1,700 SF
New Doors		0 EA
Sheetvinyl Floor		880 SF
Coved Sheetvinyl Base		100 LF
Rubber Base		100 LF
Wall Painting		3,400 SF
Lighting		880 SF
Revise HVAC		880 SF
Add Shower		6 EA
Add Lockers		40 EA

Exhibit A

The following is the line-item description of the anticipated work to be included in the final Improvement Plans. The quantities and scope of work shown are initial estimates only.

The final Improvement Plans will define Landlord’s Work; in the event of an inconsistency between this Exhibit A and the final Improvement Plans, the final Improvement Plans shall control.

DESCRIPTION	QUANTITY
Add Bench	2 EA
Lower Floor Lobby Area
Demo Teal Carpet	4,500 SF
Install New Carpet	4,500 SF
Install New Base	0 LF
Paint Steel Columns	1 LS

SYSTEMS FURNITURE / WORKSTATIONS
Tear Down Workstations	950 EA
Re-install Workstations	300 EA

BUILDING SYSTEM UPGRADES
Clean Skylights	1 LS
Tune-up Main Floor Ceiling	151,000 SF
Tune-up Main Floor Lighting	170,000 LS
VAV Pneumatics Tune-up Main Floor	1 LS
VAV Pneumatics Tune-up Upper Floor	1 LS
Fire Alarm Upgrade / Sync Strobes	1 LS
Elevator Cab Upgrades	1 LS

BUILDING EXTERIOR IMPROVEMENTS
Re-Skin Partial West Elevation
Demo Existing Siding & Windows	4,800 SF
Demo Existing Furring & Gypsum	2,000 SF
New Curtain Wall System	4,800 SF
Structural Support Curtain Wall	600 LF
Roof Parapet Metal	600 SF
Roof Coping Metal	120 LF
Flashing at Eyebrow Roof	50 LF
Furring, Insulation & Gypsum	2,000 SF
Painting & Base	2,000 SF
West Stair Tower Work
Demo Existing Brick	3,000 SF
New Curtain Wall System	3,000 SF
Structural Support Curtain Wall	400 LF
Roof Parapet Metal	375 SF
Roof Coping Metal	75 LF
Furring, Insulation & Gypsum	0 SF
Flashing at Eyebrow Roof	40 LF
Reglet Existing Wall	15 LF
East Entry Vestibule
Demo Plywood Vestibule	1 LS
Interior Storefront	360 SF
Interior Storefront Doors	2 EA
Ceiling Structure & Finish	100 SF
Walk-off Mat & Flooring	100 SF
Fire Protection	1 LS
Electrical Heater	1 LS
Lighting	1 LS
Card Access	1 LS
Additional Windows East Elevation	1 LS
Existing Wall Painting	80,000 SF
Existing Window Frame Painting	1 LS
Replace Rusted Window Frames	12 EA
Sawcut Slope in Existing Brick Sill	1,800 LF
Plaster Existing Brick Sill	7,200 SF
Paint Plaster Over Brick Sill	7,200 LF

PARKING LOT RECONFIGURATION
Remove Existing AC	437,000 SF
Remove Landscaping	105,000 SF
Rough Grade Parking & Landscape	25,000 CY
Fine Grade Parking & Landscape	500,000 SF
New Landscape	95,000 SF
Topsoil	5,000 CY
Reconfigure Lighting	30 EA
New Curbs	14,000 LF
New Paving	411,000 SF
Rock Retaining Wall	0 SF
Overlay Existing Paving	0 SF
Remove Existing Swale	2 EA
New Swale	1 EA
Install Storm Filter	1 LS
Reconfigure Storm Piping	411,000 SF
Realign North Wet Utilities	1,200 LF
New Stairs	0 EA
New Sidewalk	19,000 SF
Architectural Concrete	34,700 SF
Restripe Parking	1,100 EA
Zone Striping	4,000 EA
Crosswalk Striping	23 EA
Handicap Signs and Stalls	22 EA
Stop Signs & Traffic Control	1 LS
Flagpoles	4 EA
Flagpole Lighting	4 EA

Exhibit A

The following is the line-item description of the anticipated work to be included in the final Improvement Plans. The quantities and scope of work shown are initial estimates only.

The final Improvement Plans will define Landlord’s Work; in the event of an inconsistency between this Exhibit A and the final Improvement Plans, the final Improvement Plans shall control.

DESCRIPTION	QUANTITY
LANDSCAPING UPGRADES
Around Building	44,000 SF
North Perimeter	32,000 SF
East Perimeter	16,000 SF
Water Features	2 EA

OUTSIDE ATHLETIC AREAS
Southeast of Building	168,000 SF
Basketball Slab	5,000 SF
Volleyball Sand Pit	240 CY
Running Track	15,200 SF
Athletic Equipment
Soccer Goals	2 EA
Soccer Striping	1 LS
Softball Backstop	1 LS
Softball Equipment	1 LS
Softball Striping	1 LS
Softball Bleachers	2 EA
Basketball Hoops	2 EA
Basketball Striping	1 LS
Basketball Benches	1 LS
Volleyball Net/Standards	1 LS

IT
Demo raised flooring in computer rooms
Install new dedicated HVAC in computer rooms
Upgrade fibreoptic line
Wiring/Cabling

Architectectural, Engineering, Consulting, General Contractor

Markup, Sales Tax, Permits, Fees and Impositions for all of

above.

Exhibit F

Purchase Rights

1.	Incorporation of Terms and Conditions.

The terms and conditions set forth in this Exhibit F are hereby incorporated into the Lease as though set forth therein. Any capitalized terms not otherwise defined in this Exhibit F shall have the meaning set forth in the Lease.

2.	Option to Purchase the Entire Premises.

2.1. Exercise of Purchase Option. Subject to the provisions of this Section 2, at any time during the period of time commencing on the Lease Commencement Date and continuing through the last day of the eighty-fourth (84th) full calendar month following the Lease Commencement Date (the “Purchase Option Period”), Nautilus (as defined below) shall have the right to purchase the entire Premises and all appurtenant rights thereto, including without limitation the rights of an “Owner” under the ECR (the “Purchase Option”). So long as at the time of Nautilus’ exercise of the Purchase Option, Nautilus is not in default as the Tenant under the Lease and the Lease is in full force and effect, Nautilus shall exercise the Purchase Option, if at all, by delivering irrevocable written notice thereof to Landlord (the “Exercise Notice”), which Exercise Notice shall state the proposed Closing Date (as defined below) and must be received by Landlord on or prior to the expiration of the Purchase Option Period. If Nautilus fails to timely deliver the Exercise Notice and/or otherwise be in compliance with the provisions of this Section 2.1, the Purchase Option shall automatically terminate and the provisions of this Section 2 shall be null and void and of no further force or effect.

2.2. Terms of Purchase. If Nautilus timely delivers a valid Exercise Notice to Landlord as provided above, Landlord shall deliver to Nautilus a proposed Agreement of Purchase and Sale and Joint Escrow Instructions for the entire Premises (the “Purchase Agreement”) using a form prepared by Landlord and containing customary provisions for the purchase and sale agreement and incorporating, among other items, the following terms and conditions:

2.2.1. The purchase price for the entire Premises shall be Twenty-Two Million Five Hundred Thousand and No/100 Dollars ($22,500,000.00) and shall be paid by Nautilus in cash or certified funds; a deposit in escrow of earnest money shall be required to be made by Nautilus within five (5) days after the opening of escrow under the Purchase Agreement in an amount equal to $225,000.00 (the “Deposit”).

2.2.2. The date upon which the purchase and sale of the Premises is scheduled to close (the “Closing Date”), which Closing Date shall in no event be more than one hundred twenty (120) days following receipt by Landlord of the Exercise Notice.

2.2.3. Provision that any failure by Nautilus to perform as the Tenant under the Lease shall be fully cured on or prior to the closing of the purchase and sale of the Premises (the “Closing”).

2.2.4. At the Closing, Landlord will convey the Premises to Nautilus by special warranty deed. As soon as practicable after Landlord’s receipt of the Exercise Notice, Landlord shall cause Chicago Title Insurance Company or another major title insurance company mutually agreeable to Landlord and Nautilus to issue a commitment for title insurance relating to Nautilus’ purchase of the Premises. Nautilus will notify Landlord of its objections to title by written notice which must be received by Landlord within fifteen (15) days following receipt by Nautilus of the commitment and underlying documents referenced therein, provided that Nautilus shall have no right to object to any of the Permitted Title Exceptions. Landlord will cause all monetary liens created or suffered by Landlord to be deleted and extinguished of record and will exercise commercially reasonable efforts to cause any other exceptions to which Nautilus has timely and validly objected to be deleted from the commitment within thirty (30) days after the date on which Landlord receives notification from Nautilus (the “Objectionable Exceptions”). If

NautilusfinalEx.F

Page 1 of 5	Vancouver, WA

Landlord is unable to secure deletion of any such Objectionable Exceptions or secure, at its expense, an endorsement to the commitment against such Objectionable Exceptions, Nautilus, within ten (10) days following receipt of written notice of which Objectionable Exceptions will remain, may either terminate the Purchase Agreement or proceed with the purchase and waive any such Objectionable Exceptions; provided, however, that in all events all monetary liens must be deleted and extinguished of record). At the Closing, Landlord shall cause the relevant title insurance company to issue a standard owner’s policy of title insurance in favor of Nautilus insuring that fee simple title to the Premises is vested in Nautilus, subject only to (i) the lien to secure payment of real estate taxes and assessments not delinquent; (ii) the Permitted Title Exceptions; (iii) any rights to the Shared Parking Area; (iv) the Lease (to the extent Nautilus elects not to have the Lease terminate at the Closing); (v) exceptions to title approved by Nautilus as provided above; (vi) the printed conditions, restrictions, exceptions, stipulations and other provisions contained in the title insurance policy; (vii) all matters that would be disclosed by a physical inspection or survey of the Premises, and (viii) such other exceptions as Nautilus, in its sole discretion, may approve in writing (the “Title Insurance Policy”).

2.2.5. Landlord and Nautilus shall share in (i) the Closing escrow fee, if any, (ii) recording costs; and (iii) premium(s) for the Title Insurance Policy and any endorsements, (iv) any other customary Closing costs as such share is customarily allocated between a buyer and seller of industrial property in Clark County, Washington. Notwithstanding the foregoing, Landlord shall be solely responsible for all state, county and municipal excise, transfer, documentary, conveyance or similar taxes in existence as of the date of the Lease (“Existing Taxes”). Any new taxes imposed in connection with the sale of the property from Landlord to Nautilus different in type from Existing Taxes shall be allocated between Landlord and Nautilus as is customary between a buyer and seller of industrial property in Clark County, Washington.

2.3. Purchase Agreement. Landlord and Nautilus shall use good faith, diligent efforts to negotiate and enter into a final Purchase Agreement as soon as reasonably possible following delivery of the proposed Purchase Agreement by Landlord to Nautilus; provided, however, that the obligation to negotiate and enter into the Purchase Agreement shall not affect the irrevocability of the Exercise Notice.

2.4. Termination. The rights granted in this Section 2 are for the benefit of The Nautilus Group, Inc., a Washington corporation (“Nautilus”) or an Affiliate in its capacity as the Tenant under the Lease. Time is of the essence with respect to each and every agreement and condition in this Section 2. Additionally, if Nautilus elects to purchase the Premises as provided in this Section 2 and the Purchase Agreement is executed and delivered by the parties but such purchase and sale is not consummated due to Nautilus’ failure to close (and provided Landlord is not in default under the Purchase Agreement), then Nautilus shall forfeit the Deposit and the provisions of this Section 2 and Section 3 of this Exhibit F shall automatically be null and void and of no further force or effect and Nautilus shall have no right to purchase the Premises and neither party shall have any further obligations under this Section 2 (but the Lease otherwise shall continue to be effective and enforceable in accordance with its terms).

3.	Right of First Refusal to Purchase Entire Premises.

3.1. Landlord Offer Notice. Following the expiration of the Purchase Option Period described in Section 2 of this Exhibit F without Nautilus having validly exercised its rights thereunder and provided that the provisions of this Section 3 have not been terminated, during the remaining Lease Term, Nautilus shall have a right of first refusal to purchase the entire Premises under the terms of this Section 3. Except with respect to any Exempt Landlord Transactions (as defined in Section 3.3), if Landlord decides to offer for sale or otherwise transfer its fee interest in all or any portion of the Premises (the “Landlord Offer”), Landlord shall notify Nautilus in writing of the Landlord Offer and shall provide Nautilus with a copy of the Landlord Offer stating the material terms of purchase (the “Landlord Offer Notice”). Nautilus shall keep in strict confidence any such Landlord Offer and accompanying documentation, and shall disclose such Landlord Offer and/or accompanying documentation only if and as required by law or legal process, and then only after delivering ten (10) days notice of such requirement to Landlord unless otherwise required by law or court order. So long as

NautilusfinalEx.F

Page 2 of 5	Vancouver, WA

Nautilus is not in default under the Lease at the time Nautilus receives the Landlord Offer Notice, Nautilus shall have the right, exercisable by delivery of irrevocable written notice to Landlord within ten (10) business days after receipt of the Landlord Offer Notice, to elect to purchase the entire Premises from Landlord on the same terms of purchase as set forth in the Landlord Offer and as otherwise provided in this Section 3 (the “Nautilus Purchase Notice”). Such Nautilus Purchase Notice shall include a confirmation of Nautilus’ acceptance of the offered purchase price and the other terms and conditions set forth in the Landlord Offer. If Landlord does not receive a valid Nautilus Purchase Notice from Nautilus within the ten (10) business day period following receipt by Nautilus of the Landlord Offer Notice, Nautilus’ rights under this Section 3 shall be null and void and of no further force or effect, and Landlord shall be free to market and sell or otherwise transfer all or any portion of the Premises free and clear of Nautilus’ rights set forth in Sections 2 and 3 of this Exhibit F on terms not materially less favorable to Landlord or materially more favorable to the proposed third party transferee than those set forth in the Landlord Offer. If Landlord seeks to market and sell or otherwise transfer all or any portion of the Premises on terms materially less favorable to Landlord or materially more favorable to the proposed third party transferee than those set forth in the Landlord Offer, then Nautilus shall retain its right to purchase and Landlord shall again comply with the above provisions of this Section 3.

3.2. Purchase Agreement. If Nautilus timely delivers a valid Nautilus Purchase Notice to Landlord as provided above, Landlord shall deliver to Nautilus a proposed Purchase Agreement substantially in the form described in Section 2.2, but modified to incorporate (i) the terms and conditions contained in the Landlord Offer and (ii) the requirement that the Closing Date be forty-five (45) days following the receipt by Landlord of the Nautilus Purchase Notice. Landlord and Nautilus shall use good faith, diligent efforts to negotiate and enter into a final Purchase Agreement as soon as reasonably possible following delivery of the proposed Purchase Agreement by Landlord to Nautilus; provided, however, that the obligation to negotiate and enter into the Purchase Agreement shall not affect the irrevocability of the Nautilus Purchase Notice.

3.3. Exempt Landlord Transactions. Notwithstanding the foregoing and anything to the contrary contained herein, Nautilus’ rights under this Section 3 shall not apply to any of the following: (i) the sale or other transfer of the Premises or any interest therein to a related entity of Landlord; (ii) encumbrances of the Premises; (iii) sales or other transfers of the Premises to governmental entities in lieu of condemnation; and/or (iv) sales or other transfers of any interest in the Premises in connection with a sale and lease back of the Premises by Landlord or a related entity (as used herein, the “Exempt Landlord Transactions”).

3.4. Termination. The rights granted in this Section 3 are for the benefit of Nautilus or an Affiliate in its capacity as the Tenant under the Lease. Time is of the essence with respect to each and every agreement and condition in this Section 3. Additionally, if Nautilus elects to purchase the Premises as provided in this Section 3 and the Purchase Agreement is executed and delivered by the parties but such purchase and sale is not consummated due to Nautilus’ failure to close (and provided Landlord is not in default under the Purchase Agreement), then Nautilus shall forfeit the Deposit and the provisions of this Section 3 of this Exhibit F shall automatically be null and void and of no further force or effect and Nautilus shall have no right to purchase the Premises and neither party shall have any further obligations under this Section 3 (but the Lease otherwise shall continue to be effective and enforceable in accordance with its terms).

4.	Landlord Right of First Offer to Repurchase Entire Premises.

4.1. Nautilus Offer Notice. If Nautilus exercises its rights under either Section 2 or Section 3, from and after the Closing Landlord shall have a continuing right to repurchase the entire Premises upon the following terms and conditions: Except with respect to any Exempt Nautilus Transactions (as defined in Section 4.4), if Nautilus decides to offer for sale or otherwise transfer its fee interest in all or any portion of the Premises (the “Nautilus Offer”), Nautilus shall notify Landlord in writing of the Nautilus Offer and shall provide Landlord with a copy of the Nautilus Offer stating the material terms of sale, including anticipated asking price and type of consideration (the “Nautilus Offer Notice”). Landlord shall keep in strict confidence the Nautilus Offer and accompanying documentation, and shall disclose such Nautilus Offer

NautilusfinalEx.F

Page 3 of 5	Vancouver, WA

and/or accompanying documentation only if and as required by law or legal process, and then only after delivering ten (10) days notice of such requirement to Nautilus. Landlord shall have the right, exercisable by delivery of irrevocable written notice to Nautilus within ten (10) business days after receipt of the Nautilus Offer Notice, to elect to purchase the entire Premises from Nautilus on the same terms of purchase as set forth in the Nautilus Offer (the “Landlord Purchase Notice”). Such Landlord Purchase Notice shall include a confirmation of Landlord’s acceptance of the terms and conditions set forth in the Nautilus Offer other than the purchase price and an agreement to pay the Repurchase Price determined pursuant to Section 4.3 If Nautilus does not receive a valid Landlord Purchase Notice from Landlord within the ten (10) business day period following receipt by Landlord of the Nautilus Offer Notice, Landlord’s rights under this Section 4 shall be null and void and of no further force or effect, and Nautilus shall be free to market and sell or otherwise transfer all or any portion of the Premises free and clear of Landlord’s rights set forth in this Section 4 on terms not materially less favorable to Nautilus or materially more favorable to the proposed third party transferee than those set forth in the Nautilus Offer. If Nautilus seeks to market and sell or otherwise transfer all or any portion of the Premises on terms materially less favorable to Nautilus or materially more favorable to the proposed third party transferee than those set forth in the Nautilus Offer, then Landlord shall retain its right to repurchase and Nautilus shall again comply with the above provisions of this Section 4.

4.2. Purchase Agreement. If Landlord timely delivers a valid Landlord Purchase Notice to Nautilus as provided above, Landlord shall deliver to Nautilus a proposed Purchase Agreement substantially in the form provided in Section 2.2, but modified to incorporate (i) the terms and conditions contained in the Nautilus Offer other than the purchase price, (ii) the requirement that the Closing Date for the repurchase by Landlord of the entire Premises be forty-five (45) days following the receipt by Nautilus of the Landlord Purchase Notice, and (iii) a purchase price for the entire Premises equal to the Repurchase Price. Landlord and Nautilus shall use good faith, diligent efforts to negotiate and enter into a final Purchase Agreement as soon as reasonably possible following delivery of the proposed Purchase Agreement by Landlord to Nautilus; provided, however, that the obligation to negotiate and enter into the Purchase Agreement shall not affect the irrevocability of the Landlord Purchase Notice.

4.3. Repurchase Price. The purchase price payable by Landlord in connection with its repurchase of the entire Premises pursuant to this Section 4 (the “Repurchase Price”) shall be either (i) equal to the purchase price paid by Nautilus if within two (2) years after Nautilus’ purchase of the Premises from Landlord, or (ii) if later than two (2) years after Nautilus’ purchase of the Premises from Landlord, equal to the listing price stated in the Nautilus Offer or, if Landlord elects to exercise the Landlord Option at the time of exercise gives written notice to Nautilus that Landlord does not agree that the asking price is market and the parties fail to reach agreement as to another price within thirty (30) days, equal to the price determined by appraisal as follows: (A) each of Landlord and Nautilus shall designate an MAI appraiser with at least fifteen (15) years experience who is familiar with the commercial real estate market in Vancouver, Washington; (B) if either party fails to appoint such an appraiser within ten (10) business days after the date of the Landlord Purchase Notice then other party may petition the presiding judge of the Superior Court for Clark County, Washington for the appointment of such an appraiser; (C) the two appraisers so designated or appointed shall select an arbitrator who is an MAI appraiser with at least fifteen (15) years experience who is familiar with the commercial real estate market in Vancouver, Washington or, if the cannot agree the presiding judge of the Superior Court for Clark County, Washington shall, upon application of either party, appoint an arbitrator with such qualifications. Within thirty (30) days after the arbitrator is selected or appointed, the first two appraisers shall submit to the arbitrator a written report stating such appraiser’s opinion of the fair market value of the Premises. Within fifteen (15) days after receipt of the such reports, the arbitrator shall accept one of such reports without the right to modify either. The determination of fair market value in the report so accepted shall be binding on the parties as the Repurchase Price. Fees and expenses of the arbitrator shall be shared equally by Landlord and Nautilus.

4.4. Exempt Nautilus Transactions. Notwithstanding the foregoing and anything to the contrary contained herein, Landlord’s rights under this Section 4 shall not apply to any of the

NautilusfinalEx.F

Page 4 of 5	Vancouver, WA

following: (i) encumbrances of the Premises; (ii) sales or other transfers of the Premises to governmental entities in lieu of condemnation; or (iii) sale or transfer to any Affiliates of Nautilus (as used herein, the “Exempt Nautilus Transactions”).

5.	Memorandum.

The provisions of this Exhibit F shall be included in the Memorandum of Lease set forth in Paragraph 39 of the Lease. To the extent that Nautilus exercises its rights under Section 2 or Section 3 of this Exhibit F, at the Closing a modification to the Memorandum of Lease shall be recorded against the Premises delineating Landlord’s remaining rights under this Exhibit F, which modification shall be in form and substance mutually reasonably agreeable to both parties. In addition, at such time as any remaining provisions of this Exhibit F are no longer in force or effect, within ten (10) days following receipt by one party of written request from the other party, both parties shall execute, acknowledge and have recorded (at the cost of the requesting party) a modification to the Memorandum of Lease in form and substance sufficient to remove the provisions of this Exhibit F from title to the Premises and otherwise mutually reasonably agreeable to both parties.

NautilusfinalEx.F

Page 5 of 5	Vancouver, WA

Exhibit G

Landlord’s Personal Property

Workstations:

Haworth product on 3rd floor:

Qty. 80 - 8X12 Cubes

Qty. 216 - 8X8 Cubes

Qty. 392 - 8X6 Cubes

Qty. 4 - Secretary stations

Former Consolidated Freightways (“CF”) HR and P&C Departments on 3rd floor:

Qty. 24 - 8X12 Cubes

Qty. 26 - 8X7 Cubes

Qty. 12 - 8X6.5 Cubes

Qty. 4 - Secretary stations

Former CF Executive Area on 3rd floor:

Qty. 7 - 10X12 Cubes

Entry Level:

Qty. 10 - 10X10 Hermon Miller cubes

Former CF Invoicing Dept in basement:

Qty. 44 - 6X7 Cubes with Wood Grain surfaces

Basement:

Used cubes purchased from Hewlett-Packard in basement:

Qty. 29 - 8X12 Cubes complete

Qty. 14 - 8X12 Cubes missing D-Tops

Qty. 159 - 8X8 Cubes complete

Qty. 20 - 8X8 Cubes Missing work surfaces

Parts in stored in basement:

Qty. 148 2’X68” panels

Qty. 45 4’X68” panels

Qty 40 Oblique panels

Cafeteria Equipment:

Ice Machine

Series 800

Model C700

S/N 921220196

FETCO Coffee Brewer

Model CBSA

S/N 09738100

Silver King Refrigerator

Model SKCTDP1-1

S/N SAB2294

Samsung Cash Registers

Model ER650011

S/N 0004150037

S/N 0003340172

S/N 0003340175

Hobart Mixer

Model A200T

S/N 11-463-578

Robot Coupe slicer

S/N R251829

Commercial Food Processing Machine

Model 818

S/N 9161-0111-15602

Traulsen Refrigerator

No Tags

Cleveland Convection Steamer

2 units, 2 ovens each

No Tags

Market Forge washing/steam pot

Model CTD-40

S/N 1844-01-37

Market Forge Steam Kettle

Model MT 40

S/N 096143

Market Forge Steam Cooker

Model 1600

S/N 0396789

McGraw Edison

Toast Master Oven and Grill

Model RA36D 2RB

S/N 1-1244-81

Market Forge Double Oven

No Tags

Traulsen Food Warmer

No Tags

HATCO Flav-R-Savor

Holding and Display Cabinet

Model FS-2

S/N 5008599209

Savory Mini -Toaster

Model ST1

S/N WST0010777

Traulsen Double Refrigerator

No Tags

Traulsen 4 Door Freezer

No Tags

Wells Cooking Grill

Model 8406

S/N 1282

Toastmaster Large Griddle

Model 7048

S/N 1-1069-81

Wells 3 Tub Broiler

Model SS 300

S/N 5262

Toastmaster Deep Friers

Model 1493

S/N 1-1052-81

S/N 1-155-81

Wells Warming Trays

Model RW26

S/N 4580

Kenmore Display Case

Model 564-19245100

S/N 011209093

Panasonic Rice Cooker

Model SR42HZP

Cornelius Ice/Beverage Dispenser

Model DF 150 CB

S/N ZRM 132629V

FETCO Coffee Machines

Model CBS 52H15

S/N 11842500

S/N 1308000

Superior Coffee Maker

Model SCD500-AP-63

S/N 1020 4539

Champion Dish Washer

Model 54KPEB

S/N 87993

Federal Industries Display/Cooler

Model 3150SC-2

S/N 71308-1

Miscellaneous trays, tables, chairs, utensils and trays

Building Security and Monitoring System:

Building PELCO Security and Monitoring System

Building Access Control System:

AMAD Access Control System

Building Telephone Switch:

Lucent G3R Definity Phone Switch which includes Cabinet One SN 99DR07901594, Cabinet Two SN 94DR02920727 (ID #0000013524), Lucent Intuity Audix System and 4 attached Kentrox CSU’s/DSU’s